SUBJECT TO COMPLETION DATED APRIL 11, 2003

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the securities and exchange commission and declared effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not a solicitation to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated March 25, 2002)

$[ ] Select Notes Trust SecuritiesSM Long Term Certificates Series 2003-2 [ ]% Initial Pass-Through Rate Select Notes Trust LT 2003-2 Issuer

The Certificates, which will be issued in book-entry form only, will represent beneficial ownership interests in Select Notes Trust LT 2003-2. The assets of the Trust will include ten publicly issued investment grade rated long term corporate debt securities, each as described herein, in an initial aggregate principal amount of $[          ] and $[          ] maturity amount of United States Department of Treasury STRIPS due May 15, 2030. The Certificates will evidence the right of the holder thereof to receive (i) monthly distributions of interest on the distribution dates described herein (except as otherwise provided herein) and (ii) distributions of principal from principal payments on the corporate debt securities and Treasury STRIPS held by the Trust on the dates such payments are received by the Trustee. Except as otherwise provided herein, Certificateholders will receive the return of their certificate principal balance from principal payments on the corporate debt securities on their maturity dates, which occur from [               ] to [               ] as described herein and from the payment on the Treasury STRIPS on May 15, 2030. The Certificates currently have no trading market and are not insured or guaranteed by any governmental agency. The Certificates will represent beneficial ownership interests in the Trust only and do not represent an interest in or an obligation of the Trustor, the Trustee or any of their respective affiliates.

Distributions of interest on the Certificates are expected to be made at an initial pass-through rate of [     ]% per annum. The pass-through rate on the Certificates is subject to adjustment as described herein.

You should review the information in “Risk Factors” on page S-7 of this prospectus supplement and on page 5 in the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Certificates or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public		Underwriting Discount		Proceeds to Trust (before expenses)

Per Certificate		$1,000	$	[ ]	$	[ ]

Total	$	[ ]	$	[ ]	$	[ ]

Application has been made to list the Certificates on the American Stock Exchange (“AMEX”) under the symbol “SXN.B.” There can be no assurance that the Certificates, once listed, will continue to be eligible for trading on the AMEX. It is a condition to the issuance of the Certificates that the Certificates are rated at least “[     ]” by Standard & Poor’s Ratings Services.

Subject to the satisfaction of certain conditions, the underwriters named below will purchase the Certificates from the Trust at the direction of Structured Obligations Corporation. See “Underwriting” herein. The Certificates will be issued in book-entry form only on or about April [     ], 2003.

Edward D. Jones & Co., L.P.

April [     ], 2003

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the Certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of Certificates and (b) this prospectus supplement, which describes the specific terms of your series of Certificates.

For complete information about the Certificates, read both this prospectus supplement and the prospectus. If the description of the terms of your Certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the Certificates.

The Trustor has filed with the Securities and Exchange Commission a registration statement (of which this prospectus supplement and the accompanying prospectus form a part) under the Securities Act of 1933 (the “Securities Act”), with respect to your series of Certificates. This prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to the registration statement and the exhibits to such registration statement. The registration statement and such exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 (information on the operation of the public reference facilities may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330). Copies of such materials can also be obtained electronically through the Securities and Exchange Commission’s internet web site (http://www.sec.gov).

With respect to information about the Certificates, you should rely only on the information contained in this prospectus supplement or the accompanying prospectus. Neither the Trustor nor the underwriter has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the Trustor nor the underwriter is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement or the accompanying prospectus is accurate as of the date on their respective front covers only.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

For 90 days following the date of this prospectus supplement, all dealers selling the Certificates will deliver a prospectus supplement and prospectus. This is in addition to any dealer’s obligation to deliver a prospectus supplement and accompanying prospectus when acting as an underwriter of the Certificates and with respect to their unsold allotments or subscriptions.

Notwithstanding any other express or implied agreement to the contrary, the Trustee, the Trustor, the Underwriter, the Advancing Party and the Calculation Agent, and each recipient hereof and each of their employees, representatives, and other agents may disclose, immediately upon commencement of discussions, to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except where confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms “tax”, “tax treatment”, “tax structure”, and “tax benefit” are defined under Treasury Regulation § 1.6011-4(c).

ii

SUMMARY

        This summary highlights the principal economic terms of the certificates being issued by the Trust and offered by this prospectus supplement and of the securities held by the Trust. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full. Certain capitalized terms used in this prospectus supplement are defined on the pages indicated in the “Index of Terms for Prospectus Supplement.”

Trustor	Structured Obligations Corporation, a wholly-owned subsidiary of J.P. Morgan Securities Holdings Inc. See “Structured Obligations Corporation” in the accompanying prospectus.

Trust	The Trustor and U.S. Bank National Association, as Trustee, will form the Select Notes Trust LT 2003-2 pursuant to a base trust agreement and series supplement thereto. The assets of the Trust will consist solely of (i) the Underlying Securities, (ii) the Treasury Securities, (iii) all payments on or collections in respect of the Underlying Securities accruing on or after the Closing Date and (iv) the rights of the Trustee under the Advancing Agreement, together with any proceeds thereof.

The objective of the Trust is to provide income and conservation of capital by investing in a portfolio primarily consisting of investment grade rated long-term corporate debt securities. The Trust may be an appropriate investment vehicle for investors who desire to participate in a portfolio of fixed income bonds with greater diversification than they would otherwise be able to acquire individually. There is no guarantee that the Trust will achieve these objectives. See “Risk Factors.”

Underlying Securities	The Underlying Issuers and the Underlying Securities are as follows: [ ]

Treasury Securities	$[ ] maturity amount of United States Department of the Treasury STRIPS due May 15, 2030, CUSIP No. 912803 CH4. For information regarding United States Treasury STRIPS, see the United States Department of the Treasury’s web site at http://www.publicdebt.treas.gov.

Advancing Agreement	The Trustee is scheduled to make monthly distributions of interest to Certificateholders, but will receive payments on the Underlying Securities on various semi-annual payment dates. Accordingly, the Trustee will enter into an Advancing Agreement, dated as of the Closing Date, with JPMorgan Chase Bank, as advancing party, and J.P. Morgan Securities Inc., as calculation agent, pursuant to which the Advancing Party will make advances to the Trust which will allow the Trustee to make monthly distributions of interest to Certificateholders. As long as certain conditions described herein are met, the Advancing Party will make advances to the Trustee on the Interest Distribution Dates and in the amounts set forth in the Advancing Agreement. The Advancing Party will be repaid for each advance it makes from amounts received by the Trustee on the Underlying Securities on the interest payment dates and maturity dates of the Underlying Securities or from the proceeds of the sale or redemption of the applicable Underlying Security prior to the distribution of such payments or proceeds to Certificateholders. In no event will the Advancing Party be required to make advances to support distributions by the Trustee to Certificateholders if either the shortfall in the funds available to the Trustee to make such distribution is the result of delinquent or defaulted payments on one or more of the Underlying Securities or the Advancing Party has determined, in its sole discretion, that such advance will not be fully recoverable from the Trustee on behalf of the Trust. If certain credit events occur with respect to the Advancing Party as described herein, the Trustee may replace the Advancing Party with a successor advancing party. See “Description of Advancing Agreement.”

Advancing Party	JPMorgan Chase Bank.

Calculation Agent	J.P. Morgan Securities Inc., an affiliate of the Trustor.

Removal of Underlying Securities	If (a) an Underlying Security is rated “D” by Standard & Poor’s Rating Services, (b) an Underlying Issuer of Underlying Securities representing 10% or more of the aggregate principal amount of all Underlying Securities is, at any time, not filing periodic reports with the SEC under the Exchange Act or (c) one of certain adverse credit related events described herein have occurred with respect to an Underlying Issuer and the related Underlying Security, then a “Removal Event” with respect to such Underlying Security shall have occurred. Within two business days following the Trustee’s actual knowledge or the receipt of written notice from the Trustor or the applicable Underlying Security indenture trustee that a Removal Event has occurred, the Trustee on behalf of the Trust will instruct J.P. Morgan Securities Inc. to sell the applicable Underlying Securities. The net proceeds from the sale of an Underlying Security will be distributed to the holders of the Certificates (less any amounts payable to the Advancing Party for outstanding advances applicable to such Underlying Security) on a pro rata basis. See “Description of the Certificates—Removal of Underlying Securities” and “—Sale Procedures.”

Certificates	$[ ] Select Notes TrustSM, Long Term Certificates Series 2003-2. The Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company and its participants in minimum denominations of $1,000 pursuant to the terms of the trust agreement. The

Certificates will consist of a single class of Certificates, all of which are being offered by this prospectus supplement.

Interest Distribution Dates	15th day of each month (or if such 15th day is not a business day, the following business day) , commencing June 16, 2003.

Pass-Through Rate	The “Pass-Through Rate” is the rate at which interest will accrue on your Certificates. The Pass-Through Rate will initially be equal to [ ]% per annum. The Pass-Through Rate will be subject to adjustment in the event that (i) principal payments are made by any Underlying Issuer on its Underlying Securities, (ii) Underlying Securities are sold from the Trust, (iii) the net proceeds from the sale of an Underlying Security are insufficient to repay the Advancing Party amounts owed to it for advances made in respect of such Underlying Security, (iv) the Trustee on behalf of the Trust incurs certain expenses described herein or (v) a successor Advancing Party is appointed by the Trustee, in each case, as described herein. See “Description of the Certificates—Distribution of Interest” and “—Adjustment of Pass-Through Rate.”

Distributions of Interest	Each Certificate evidences the right of the holder thereof to receive its pro rata portion of the Monthly Interest Distribution Amount on the 15th day of each month or if any such day is not a Business Day, the next succeeding Business Day, commencing June 16, 2003 (each such date, an “Interest Distribution Date”) to the extent such amounts are received by the Trustee from (x) payments of interest on the Underlying Securities by the Underlying Issuers and (y) advances made by the Advancing Party pursuant to the Advancing Agreement. However, if certain credit related events occur with respect to the Advancing Party as described herein and the Trustee fails to appoint a successor pursuant to the terms of the Advancing Agreement, the Certificateholders will receive their pro rata share of interest payments on the Underlying Securities on the dates that such payments are received by the Trustee. With respect to any Interest Distribution Date, a delinquency or default in the payment of interest on an Underlying Security by the applicable Underlying Issuer that exists on such Interest Distribution Date (unless the Advancing Party elects, in its sole discretion, to make an advance with respect to such delinquency or default) or the failure of the Advancing Party to make an advance scheduled for such Interest Distribution Date pursuant to the terms of the Advancing Agreement will result in a reduction of the Monthly Interest Distribution Amount payable to Certificateholders on such Interest Distribution Date by the amount of such delinquent or defaulted interest payment or the amount of such advance which the Advancing Party has failed to make. If the Monthly Interest Distribution Amount for any Interest Distribution Date is reduced as a result of a delinquency or default in the payment of interest on an Underlying Security or the failure to make an advance by the Advancing Party with respect to an Underlying Security and the Trustee receives payments of interest with respect to such Underlying Security after such Interest Distribution Date, such amounts will be distributed to Certificateholders upon receipt to the extent of the related prior reduction of the Monthly Interest Distribution Amount. Also, with respect to the [ ], any interest payable on such Underlying Securities on their respective maturity dates will be distributed to Certificateholders (less any amounts owed to the Advancing Party in respect thereof) upon receipt by the Trustee and will not be included in any Monthly Interest Distribution Amount.

Monthly Interest Distribution Amount	“Monthly Interest Distribution Amount” means an amount equal to one twelfth of the Pass-Through Rate on the Record Date related to such Interest Distribution Date multiplied by the Certificate Principal Balance on the Record Date related to such Interest Distribution Date, except with respect to the Interest Distribution Date occurring on June 16, 2003, interest shall accrue on the Certificates from the Closing Date until June 13, 2003 and the Monthly Interest Distribution Amount will be equal to the product of [ ] multiplied by the Pass-Through Rate on the related Record Date multiplied by the Certificate Principal Balance on such Record Date. See “Description of the Certificates—Distributions of Interest.”

Distributions of Principal	You will have the right to receive as a distribution of principal, in reduction of your Certificate Principal Balance, a pro rata distribution of any principal received by the Trustee on the Underlying Securities and any maturity amounts received by the Trustee on the Treasury Securities on the date of receipt of such principal or maturity amounts by the Trustee, and such date shall be a “Principal Distribution Date.”

Absent an early redemption of or the occurrence of a Removal Event with respect to an Underlying Security, it is expected that you will receive your pro rata portion of the following principal amounts on the Underlying Securities and maturity amounts on the Treasury Securities on the following Principal Distribution Dates:

     [        ]

Certain of the Underlying Securities are subject to early redemption by their respective Underlying Issuers in accordance with the terms of the related Underlying Securities indentures. If any of the Underlying Securities are redeemed in whole or in part prior to their maturity, you will receive your pro rata amount of any redemption proceeds (less any amounts owed to the Advancing Party for advances made in respect of such Underlying Securities) as soon as practicable after such proceeds as received by the Trustee and not on the applicable expected Principal Distribution Date. See “Description of Underlying Securities—Summary of Terms of the Underlying Securities” for a description of the redemption provisions of the Underlying Securities, if any. Any return of principal (other than from payments made on the Treasury

Securities) will likely result in an adjustment to the Pass-Through Rate. See “—Adjustment of the Pass-Through Rate.”

Certificate Principal Balance	Initially, $[ ] in aggregate. On any date after the Closing Date the Certificate Principal Balance will be equal to the initial Certificate Principal Balance less the aggregate amount of any reductions in the principal amount of the Underlying Securities and maturity amount of the Treasury Securities occurring on or prior to such date. For purposes of calculating the Certificate Principal Balance, the principal amount of any Underlying Security with respect to which a Removal Event has occurred shall be deemed to be zero. The Certificate Principal Balance will be made available in reports sent to Certificateholders upon any reduction thereof. The Certificate Principal Balance for any individual Certificateholder will be such Certificateholder’s pro rata portion of the outstanding Certificate Principal Balance.

Record Date	The business day immediately preceding each Interest Distribution Date and each Principal Distribution Date.

Denominations	The Certificates will be available for purchase in minimum denominations of $1,000.

Book-entry Registration	As a Certificateholder, you will not receive Certificates in physical form. Instead, your Certificates will be held in book-entry form and registered in the name of Cede & Co., as the nominee of The Depository Trust Company. See “Description of the Certificates—Definitive Certificates.”

Trustee	U.S. Bank National Association.

Ratings	It is a condition to the issuance of the Certificates that the Certificates are rated at least “[ ]” by Standard & Poor’s Rating Services (“S&P” or “Standard & Poor’s”). A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by a rating agency. S&P’s rating does not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Underlying Securities, or the corresponding effect on the yield to investors.

Certain Federal Income Tax Consequences	With respect to interest on the Underlying Securities, for information reporting purposes, interest will be reported to you (and to the Internal Revenue Service) on Form 1099, as interest, and will be included in your income as interest—not as it is paid on the Interest Distribution Dates—but rather, as it is paid on the Underlying Securities (or, if you are an accrual method taxpayer, as it is accrued). Thus, each holder that holds a Certificate on an Interest Distribution Date will not take into income any amounts distributed to it that were advanced to the Trustee by the Advancing Party. Rather, such amounts will not be taxable to a Certificateholder until the Underlying Security pays such amount (which will then be repaid to the Advancing Party) or the Certificateholder sells or exchanges its Certificate (or, in general, otherwise disposes of its Certificate in a taxable transaction). See “Certain Federal Income Tax Considerations” in this Prospectus Supplement.

ERISA Considerations	“Employee benefit plans” subject to the Employee Retirement Income Security Act of 1974, as amended, “plans” subject to Section 4975 of the Code, as amended, and certain employee benefit plans not subject to ERISA contemplating the purchase, holding or disposition of Certificates should consult with their counsel before doing so. The fiduciary of any such plan and its counsel should consider whether the Certificates will satisfy all of the requirements of the “publicly-offered securities” exception described herein or the possible application of other “prohibited transaction exemptions” described herein. See “ERISA Considerations” herein.

Listing	Application has been made to list the Certificates on the American Stock Exchange under the symbol “SXN.B.” There can be no assurance that the Certificates, once listed, will continue to be eligible for trading on the American Stock Exchange.

RISK FACTORS

You should consider the following factors in deciding whether to purchase the Certificates:

1.

No Due Diligence Investigation of the Underlying Securities or the Underlying Issuers has been made by the Trustor, the Advancing Party, the Underwriter, the Trustee or any of their Affiliates. None of the Trustor, the Advancing Party, the Underwriter, the Trustee or any of their affiliates have made, or will make, any due diligence investigation of the business, operations or condition, financial or otherwise, or creditworthiness of the Underlying Issuers or has verified, or will verify, any reports or information filed by the Underlying Issuers with the Securities and Exchange Commission (including any Underlying Securities Prospectus) or otherwise made available to the public. It is strongly recommended that prospective investors in the Certificates consider publicly available financial and other information regarding the Underlying Issuers and the Underlying Securities. The issuance of the Certificates should not be construed as an endorsement by the Trustor, the Advancing Party, the Underwriter, the Trustee or any of their affiliates of the financial condition or business prospects of the Underlying Issuers. See “The Underlying Issuers” and “Description of the Underlying Securities” herein.

2.

The Assets of the Trust are the Only Payment Source. The Certificates do not represent an interest in, or obligations of, the Trustor, the Advancing Party, the Trustee, the Underlying Issuers or any of their affiliates. The Underlying Issuers are subject to laws permitting bankruptcy, moratorium, reorganization or other actions. If the Underlying Issuers experience financial difficulties, there may be delays in payment, partial payment or non-payment of your Certificates. In the event of non-payment on an Underlying Security by an Underlying Issuer, you will bear the risk of such non-payment. See “Description of the Certificates—Recovery on Underlying Securities Following Payment Default or Acceleration” herein.

3.

The Market Value of the Certificates may not Equal the Aggregate Market Value of the Underlying Securities and Treasury Securities. The market value of the Certificates will be derived from the market value of the Underlying Securities and the Treasury Securities, however, the market value of the Certificates will also be affected by such factors as the relative demand for and supply of the Certificates in the market, general market and economic conditions and other factors beyond the control of the Trustor, J.P. Morgan Securities Inc. (“JPMSI”) or the Underwriter. None of the Trustor, JPMSI or the Underwriter can predict whether the Certificates will trade at, below or above the aggregate market value of the Underlying Securities and the Treasury Securities or at, below or above the Certificate Principal Balance of the Certificates. This risk may be greater for Certificateholders expecting to sell their Certificates soon after the Closing Date. The Certificates are designed for long-term investors, and Certificateholders should not view the Certificates as a vehicle for trading purposes.

4.

Certain Payments to JPMSI. As payment of the balance of the purchase price for the Underlying Securities and the Treasury Securities, the Trustee will pay to JPMSI the amount of the interest accrued on each such Underlying Security to but excluding the Closing Date, on the first semi-annual payment date of such Underlying Security that occurs after the Closing Date. In the event that a payment default or acceleration on an Underlying Security occurs prior to its first semi-annual payment date after the Closing Date and JPMSI is not paid such accrued interest on such date, JPMSI will have a claim for such accrued interest, and will share on a parity with holders of the Certificates to the extent of such claim in the proceeds from the sale of such Underlying Security.

5.

Certificateholders may Suffer a Loss upon the Occurrence of a Removal Event. Should a Removal Event occur with respect to an Underlying Security, the Trustee on behalf of the Trust will instruct JPMSI to sell such Underlying Security and distribute the net proceeds of the sale of such Underlying Security to Certificateholders (less any amounts payable to the Advancing Party for outstanding advances applicable to such Underlying Security). In such case, the Certificate Principal Balance will be reduced by the principal amount of the Underlying Security subject to such Removal Event. If the amount distributable to Certificateholders from the proceeds of the sale of the Underlying Securities subject to the Removal Event is less than the principal amount of such Underlying Securities plus any accrued and unpaid interest thereof Certificateholders will suffer a loss. Additionally, if less than all of such Underlying Securities are sold and the applicable Underlying Issuer defaults on payments due on such unsold Underlying Securities Certificateholders will suffer a loss. Certificateholders will also bear the risk of reinvestment resulting from the reduction in the Certificate Principal Balance of the Certificates. See “Description of the Certificates—Removal of Underlying Securities” herein.

6.

Possible Reduction of the Pass-Through Rate upon Payment of Principal on or the Occurrence of a Removal Event with respect to Underlying Securities. Because the Pass-Through Rate on your Certificates will be determined in part by the weighted average interest rate of the Underlying Securities as described under “Description of the Certificates—Distributions of Interest,” payments of principal on the Underlying Securities or the occurrence of a Removal Event may cause the Pass-Through Rate to decrease depending upon the interest rate of such Underlying Security. See “Summary—Payments of Principal” for a schedule of the maturity dates for the Underlying Securities and “Description of the Certificates—Removal of Underlying Securities” for a description of the Removal Events.

7.

Reduction of the Amount of Your Monthly Interest Distribution Amount as a Result of a Delinquency or Default in the Payment of Interest on an Underlying Security or the Failure by the Advancing Party to make Advances. The ability of the Trustee to make distributions of interest on each Interest Distribution Date in an amount equal to the Monthly Interest Distribution Amount for such Interest Distribution Date will depend on the amount of interest received by the Trustee on the Underlying Securities with respect to such Interest Distribution Date and the amount of advances made by the Advancing Party for such Interest Distribution Date. Any defaults in the payment of interest on an Underlying Security or any failure by the Advancing Party to make advances will have the effect of lowering the amount of the interest payable by the Trust on an Interest Distribution Date. In no event will the Advancing Party be required to make advances to support the distribution by the Trustee of the Monthly Interest Distribution Amount if either (a) the shortfall in the funds available to the Trustee to make such distribution is the result of delinquent or defaulted payments on the Underlying Securities or (b) the Advancing Party has determined in its sole discretion that such advance will not be fully recoverable from the Trustee on behalf of the Trust.

8.

Early Reduction of the Certificate Principal Balance of the Certificates upon Redemption of an Underlying Security. Certain of the Underlying Securities are subject to redemption by the applicable Underlying Issuer. If any Underlying Security is redeemed in whole or in part, the Certificate Principal Balance of your Certificates will be reduced by the pro rata principal amount of such redemption.

9.

The Occurrence of an Advancing Party Credit Event in respect of the Advancing Party will Result in the Reduction of the Pass-Through Rate or Change the Timing of Interest Distributions to Certificateholders. The Trustee is scheduled to make monthly distributions of interest to Certificateholders, but will receive payments on the Underlying Securities on various semi-annual payment dates. Accordingly, the Trustee will enter into an Advancing Agreement, dated as of the Closing Date, with JPMorgan Chase Bank, as Advancing Party, and JPMSI, as Calculation Agent, in order to receive funds required to make monthly distributions of interest to Certificateholders. As long as certain conditions precedent described herein are met, the Advancing Party will make advances to the Trustee on the Interest Distribution Dates and in the amounts set forth in the Advancing Agreement. If certain credit related events occur with respect to the Advancing Party, the Trustee is required to use its reasonable efforts to appoint a successor Advancing Party. The successor Advancing Party will be paid an increased fee of $[        ] per annum. The Calculation Agent will lower the Pass-Through Rate on the Certificates in an amount sufficient to pay such fee. If the Trustee fails to appoint a successor, Certificateholders will receive their pro rata share of interest payments on the Underlying Securities on the dates that such payments are received by the Trustee.

10.

The Underlying Securities and therefore the Certificates will be subject to Market Risk and the Underlying Securities will not be Managed. The market value of the Underlying Securities will fluctuate which could cause the market value of your Certificates to fall below your original purchase price of the Certificates. Market value fluctuation may occur in response to various factors. These can include but are not limited to general economic conditions, changes in interest rates, inflation, the financial condition of an Underlying Issuer and market place perceptions of an Underlying Issuer. The Underlying Securities will not be managed and the Trustee will not sell an Underlying Security because the market value thereof falls, as would be possible in a managed fund. Further, the Trustee will not sell an Underlying Security as a result of a downgrade or withdrawal or suspension of a rating by a rating agency rating the Underlying Securities (other than a downgrade of an Underlying Security to a rating of “D” by S&P).

11.

Risk of Reduced Diversification. As Underlying Securities mature, Underlying Securities are redeemed or sold, or Removal Events occur, the pool of Underlying Securities held by the Trust will become less diversified. This could increase your risk of loss resulting from the decline in one or more of the economic factors affecting any of the remaining Underlying Securities.

12.

There may not be a Liquid Secondary Market for the Certificates. The Certificates have been approved for listing on the American Stock Exchange. There can be no assurance that the Certificates, once listed, will continue to be eligible for trading thereon. There can also be no assurance as to whether there will be a secondary market in the Certificates or if there were to be such a secondary market, whether such market would be liquid or illiquid. If the secondary market for the Certificates is limited, there may be few buyers if you decide to sell your certificates prior to the final scheduled distribution date. This may affect the price you will receive on the Certificates. There is currently no secondary market for the Certificates.

        See also “Risk Factors” and “Maturity and Yield Considerations” in the accompanying prospectus for additional factors you should consider before investing in the Certificates.

FORMATION OF THE TRUST

        Select Notes Trust LT 2003-2 (the “Trust”) will be formed pursuant to a trust agreement, including the related series supplement (collectively, the “Trust Agreement”) each expected to be dated as of April [        ], 2003 (the “Closing Date”) and each between Structured Obligations Corporation (the “Trustor”) and U.S. Bank National Association, as trustee (the “Trustee”). On the Closing Date, the Trustor will direct the Trustee, on behalf of the Trust to (i) purchase from JPMSI ten publicly issued investment grade rated long-term debt securities (each an “Underlying Security”), which have an aggregate principal amount of $[        ] and are described under “Description of Trust Assets — Underlying Securities” and $[        ] maturity amount of United States Department of the Treasury STRIPS due May 15, 2030 (the “Treasury Securities”) as further described under “Description of Trust Assets—Treasury Securities” and (ii) issue the Certificates to Edward D. Jones & Co. (the “Underwriter”). Additionally, with respect to each Underlying Security, the Trustee will pay to JPMSI the interest accrued on such Underlying Security up to, but excluding, the Closing Date on the first semi-annual interest payment date of such Underlying Security occurring after the Closing Date. The property of the Trust will consist solely of (i) the Underlying Securities, (ii) the Treasury Securities, (iii) all payments on or collections in respect of the Underlying Securities and Treasury Securities accruing on or after the Closing Date and (iv) the rights of the Trustee under the Advancing Agreement, together with any proceeds thereof. The Trustee will hold the Underlying Securities and Treasury Securities for the benefit of the holders of the Certificates (the “Certificateholders”).

        The Underlying Securities and Treasury Securities will be purchased by the Trustee on behalf of the Trust from JPMSI, which will have previously purchased the Underlying Securities and Treasury Securities in the secondary market. None of the Underlying Issuers are participating in this offering and no Underlying Issuer will receive any of the proceeds from the sale of the Underlying Securities and Treasury Securities to the Trust or from the issuance of the Certificates by the Trust.

USE OF PROCEEDS

        The net proceeds to be received from the sale of the Certificates will be used to purchase the Underlying Securities and Treasury Securities by the Trustee on behalf of the Trust.

THE UNDERLYING ISSUERS

        This prospectus supplement does not provide information with respect to any of the Underlying Issuers. No investigation has been made of the financial condition or creditworthiness of any Underlying Issuer in connection with the issuance of the Certificates. Neither the Trustor nor the Underwriter is an affiliate of any of the Underlying Issuers.

        Each Underlying Issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Reports, proxy statements and other information filed by the Underlying Issuers with the Commission pursuant to the informational requirements of the Exchange Act (the “Exchange Act Reports”) can be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 (information on the operation of the public reference facilities may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330). The Commission maintains a web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission.

        The information contained in this prospectus supplement under this heading and the headings “Summary—Underlying Securities,” “Description of the Trust Assets” is qualified in its entirety by, and should be read in conjunction with, (i) each Underlying Securities Prospectus Supplement and each accompanying Prospectus related to each Underlying Security (the Underlying Securities Prospectus Supplement and accompanying Prospectus for each Underlying Security being referred to herein as an “Underlying Securities Prospectus”), (ii) each Underlying Securities Registration Statement (as defined below) and (iii) the Exchange Act Reports.

        All of the information contained in this prospectus supplement relating to the Underlying Securities has been derived from the applicable Underlying Securities Prospectus and applicable Underlying Securities Registration Statement. None of the Trustee, the Underwriter, the Advancing Party, the Trustor or the Calculation Agent has participated in the preparation of any Underlying Securities Prospectus or Underlying Securities Registration Statement, or made any due diligence inquiry with respect to the information provided in such documents or the Exchange Act Reports and no representation is made by the Trustee, the Underwriter, the Trustor, the Advancing Party or the Calculation Agent as to the accuracy or completeness of the information contained in the Underlying Securities Prospectus, the Underlying Securities Registration Statement or the Exchange Act Reports. Events affecting the Underlying Securities or the Underlying Issuers may have occurred and may not yet have been publicly disclosed, which could affect the accuracy or completeness of the applicable Underlying Securities Prospectus, Underlying Securities Registration Statement or Exchange Act Reports.

        Prospective purchasers of the Certificates should consider carefully the financial condition of each Underlying Issuer and their ability to make payments in respect of the Underlying Securities. This prospectus supplement relates only to the Certificates and does not relate to the Underlying Securities or the Underlying Issuers. All information contained in this prospectus supplement regarding the Underlying Issuers and the Underlying Securities is derived solely from publicly available documents.

DESCRIPTION OF THE TRUST ASSETS

        The assets of the Trust will consist solely of (i) the Underlying Securities, (ii) the Treasury Securities, (iii) all payments on or collections in respect of the Underlying Securities and Treasury Securities accruing on or after the Closing Date and (vi) the rights of the Trustee under the Advancing Agreement, together with any proceeds thereof.

Underlying Securities

        The composition of the Underlying Securities to be held by the Trust on the Closing Date and the distribution by ratings of the Underlying Securities as of the date of this prospectus supplement are as set forth below:

Composition of the Underlying Securities

Number of Underlying Securities: Aggregate Principal Balance: Principal Balance of each Underlying Security:

Distribution by Standard & Poor’s Ratings
of the Underlying Securities

Standard & Poor’s Rating	Number	Aggregate Principal Balance	Percent of Aggregate Principal Balance

Total

Summary of Terms of the Underlying Securities

        The following tables provide summary information with respect to the material terms of the Underlying Securities. Each of the summaries are qualified in their entirety and should be read in conjunction with each applicable Underlying Securities Prospectus and Underlying Securities Registration Statement.

[        ]

Treasury Securities

        The Treasury Securities will consist of $[        ] maturity amount of United States Department of the Treasury STRIPS due May 15, 2030, CUSIP No. 912803 CH4. For information regarding United States Treasury STRIPS, see The United States Department of the Treasury’s web site at http://www.publicdebt.treas.gov.

DESCRIPTION OF THE CERTIFICATES

General

        The Certificates will be issued pursuant to the terms of the Trust Agreement. The following summary as well as other pertinent information included elsewhere in this prospectus supplement and in the accompanying prospectus describes material terms of the Certificates and the Trust Agreement, but does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the accompanying prospectus, to which description reference is hereby made.

        The Certificates will be denominated and distributions with respect thereto will be payable in United States Dollars, which will be the “Specified Currency” as such term is defined in the accompanying prospectus. The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist solely of (i) the Underlying Securities, (ii) the Treasury Securities, (iii) all payments on or collections in respect of the Underlying Securities and Treasury Securities accruing on or after the Closing Date and (iv) the rights of the Trustee under the Advancing Agreement, together with any proceeds thereof. The property of the Trust will be held for the benefit of the holders of the Certificates by the Trustee, subject to the rights of the Advancing Party.

        All distributions to Certificateholders will be made only from the property of the Trust as described herein. The Trust will have no significant assets, other than the Underlying Securities and the Treasury Securities and proceeds received pursuant to the Advancing Agreement, from which to make distributions of amounts due in respect of the Certificates. Further, the Advancing Party is not obligated to make advances with respect to an Underlying Security if, among other conditions, it believes that an advance will not be recoverable from payments made pursuant to such Underlying Security. Consequently, the ability of Certificateholders to receive distributions in respect of the Certificates will depend entirely on the Trust’s receipt of payments on the Underlying Securities. The Certificates do not represent an interest in or obligation of the Trustor, the Underlying Issuers, the Trustee, the Underwriter, the Calculation Agent, the Advancing Party or any affiliate thereof.

        The Certificates will be delivered in registered form. The Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its participants in minimum denominations of $1,000. The Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Trustor, the “Clearing Agency”), except as provided below. The Trustor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of any such Certificate will be entitled to receive a Certificate representing such person’s interest, except as set forth below under “—Definitive Certificates.” Unless and until definitive Certificates are issued under the limited circumstances described below, all references to actions by Certificateholders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its participants. See “—Definitive Certificates” below and “Description of Certificates—Global Securities” in the accompanying prospectus.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more participants to whose DTC account such Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of participants whose holdings of such Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that participants whose holdings of Certificates evidence such Voting Rights, authorize divergent action.

Definitive Certificates

        Definitive Certificates will be issued to Certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Trustor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to each class of Certificates and the Trustor is unable to locate a qualified successor or (ii) the Trustor, at its option, elects to terminate the book-entry system through DTC.

        Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all participants of the availability through DTC of definitive Certificates. Upon surrender by DTC of the definitive Certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue such Certificates as definitive Certificates issued in the respective principal amounts owned by the individual owners of the Certificates. Thereafter the Trustee will recognize the holders of the definitive Certificates as Certificateholders under the Trust Agreement.

Distributions of Interest

        Each Certificate evidences the right of the holder thereof to receive its pro rata portion of the Monthly Interest Distribution Amount on the 15th day of each month or if any such day is not a Business Day, the next succeeding Business Day, commencing June 16, 2003, (each such date, an “Interest Distribution Date”) to the extent such amounts are received by the Trustee from (x) payments of interest on the Underlying Securities by the Underlying Issuers and (y) advances made by the Advancing Party pursuant to the Advancing Agreement. However, if an Advancing Party Credit Event (as defined herein) occurs and the Trustee fails to appoint a successor pursuant to the terms of the Advancing Agreement, the Certificateholders will not receive interest distributions on Interest Distribution Dates, but instead will receive their pro rata share of interest payments on the Underlying Securities (less any amounts payable to the Advancing Party for outstanding advances applicable to such Underlying Securities) on the dates that such payments are received by the Trustee. With respect to any Interest Distribution Date, a delinquency or default in the payment of interest on an Underlying Security by the applicable Underlying Issuer that exists on such Interest Distribution Date (unless the Advancing Party elects, in its sole discretion, to make an advance with respect to such delinquency or default) or the failure of the Advancing Party to make an advance scheduled for such Interest Distribution Date pursuant to the terms of the Advancing Agreement will result in a reduction of the Monthly Interest Distribution Amount payable to Certificateholders on such Interest Distribution Date by the amount of such delinquent or defaulted interest payment or such advance which the Advancing Party has failed to make. If the Monthly Interest Distribution Amount for any Distribution Date is reduced as a result of a delinquency or default in the payment of interest on an Underlying Security or the failure to make an advance by the Advancing Party with respect to an Underlying Security and the Trustee receives payments of interest with respect to such Underlying Security after such Interest Distribution Date, such amounts will be distributed to Certificateholders upon receipt to the extent of the related prior reduction of the Monthly Interest Distribution Amount. Also, with respect to the [        ], any interest payable on such Underlying Securities on their respective maturity dates will be distributed to Certificateholders (less any amounts owed to the Advancing Party in respect thereof) upon receipt by the Trustee and will not be included in any Monthly Interest Distribution Amount.

        “Certificate Principal Balance” means on the Closing Date $[    ] and on any date thereafter, an amount equal to the initial Certificate Principal Balance less any reductions in the principal amount of the Underlying Securities and payments on the Treasury Securities. For purposes of calculating the Certificate Principal Balance, the principal amount of any Underlying Securities with respect to which a Removal Event has occurred shall be deemed to be zero. The Certificate Principal Balance will be made available in reports sent to Certificateholders upon any reduction thereof. The Certificate Principal Balance for any individual Certificateholder will be such Certificateholder’s pro rata portion of the outstanding Certificate Principal Balance.

        “Monthly Interest Distribution Amount” means an amount equal to one twelfth of the Pass-Through Rate on the Record Date related to such Interest Distribution Date multiplied by the Certificate Principal Balance on the Record Date related to such Interest Distribution Date, except with respect to the Interest Distribution Date occurring on June 16, 2003, interest shall accrue on the Certificates from the Closing Date until and including June 13, 2003 and the Monthly Interest Distribution Amount will be equal to the product of [    ] multiplied by the Pass-Through Rate on the related Record Date multiplied by the Certificate Principal Balance on such Record Date. If the Trust has incurred non-reoccurring extraordinary expenses in excess of $25,000 in any one year, then the Monthly Interest Distribution Amount which is payable immediately after the incurrence of such expense shall be reduced by the amount of such expense.

        “Pass-Through Rate” means the per annum interest rate on the Certificates applicable during the interest accrual period related to an Interest Distribution Date. The Pass-Through Rate will initially be equal to [    ]%, until a Pass-Through Rate Adjustment Event has occurred, in which case the Pass-Through Rate shall be recalculated by the Calculation Agent so that the adjusted Pass-Through Rate will be equal to:

        (i) (a) (1) the principal amount of the Underlying Securities after giving effect to any distribution of principal resulting from such Pass-Through Rate Adjustment Event multiplied by (2) the weighted average interest rate of the Underlying Securities after giving effect to any distribution of principal resulting from such Pass-Through Rate Adjustment Event reduced by (b) the annual fee paid to the Advancing Party plus any other annual fees payable by the Trustee on behalf of the Trust and further reduced by (c) the sum of each Advance Repayment Shortfall (each such Advance Repayment Shortfall being first divided by (x) the number of months from the Interest

Distribution Date occurring immediately after the occurrence of such Advance Repayment Shortfall to [        ], divided by (y) 12), divided by

        (ii) the Certificate Principal Balance after giving effect to the distribution of principal resulting from such Pass-Through Rate Adjustment Event.

        “Pass-Through Rate Adjustment Event” means (i) a reduction of the principal amount of the Underlying Securities resulting from the occurrence of a Principal Distribution Date, a redemption of Underlying Securities by the related Underlying Issuer, or the occurrence of a Removal Event, (ii) an Advance Repayment Shortfall has occurred, (iii) a distribution to the Advancing Party of any proceeds from the sale of Underlying Securities which are related to any Advance Repayment Shortfall, (iv) the incurrence by the Trust of reoccurring expenses other than expenses incurred in connection with distributions of interest and principal to Certificateholders and the filing of periodic reports with the Commission or (v) the appointment of a successor Advancing Party by the Trustee.

        “Business Day” means any other day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

Adjustment of Pass-Through Rate

        Any reduction in the principal amount of any of the Underlying Securities is likely to result in the adjustment of the Pass-Through Rate. Reductions in the principal amount of the Underlying Securities are expected to occur on each of the expected Principal Distribution Dates set forth below or, if earlier, upon a redemption or removal of any of Underlying Securities as described under “—Redemption of the Underlying Securities” and “—Removal of Underlying Securities.” The Pass-Through Rate will be adjusted by the Calculation Agent in connection with any such reduction using the formula set forth in the definition of “Pass-Through Rate.” Based on the maturity dates of the Underlying Securities and assuming none of the Underlying Securities are redeemed or removed from the Trust prior to their respective maturity dates, the Pass-Through Rate on the Certificates is expected to be as follows with respect to the following Interest Distribution Dates:

        [        ]

        The following sets forth the expected adjusted Pass-Through Rate that will accrue on the Certificates following (i) an early redemption in full of each of the Underlying Securities (other than any Underlying Securities which are not redeemable) or (ii) the sale of an Underlying Security following a Removal Event, assuming there are no Advancing Party Repayment Shortfalls and no prior Pass-Through Rate Adjustment Events have occurred. The actual adjusted Pass-Through Rate may vary depending on the amount of any advances made by the Advancing Party with respect to the applicable Underlying Security and the amount of the proceeds of the sale of such Underlying Security.

Underlying Security Redeemed or Removed	Adjusted Pass- Through Rate

Distributions of Principal

        Each Certificate evidences the right to receive a pro rata distribution of principal on any date (each a “Principal Distribution Date”) on which the Trustee receives a payment of principal on the Underlying Securities or a payment of a maturity amount on the Treasury Securities. It is expected that the following principal amounts will be paid on the following Principal Distribution Dates (which are the respective maturity dates of the Underlying Securities and Treasury Securities):

        [        ]

        If any of the Underlying Securities are redeemed in whole or in part prior to their maturity, Certificateholders will receive their pro rata amount of any redemption proceeds on the date of such redemption (less any amounts payable to the Advancing Party for outstanding advances applicable to such Underlying Security) and not on an the applicable expected Principal Distribution Date. See “—Redemption of the Underlying Securities” and “Description of the Trust Assets—Summary of Terms of the Underlying Securities” for a description of the redemption provisions of the Underlying Securities, if any. Also if there is an event of default with respect to any Underlying Security in accordance with the terms of the indenture related to such Underlying Security, such Underlying Security will be sold from the Trust. The Certificate Principal Balance will be reduced by the full principal amount of such Underlying Security being sold and Certificateholders will receive the proceeds from the sale of such Underlying Security less amounts due to the Advancing Party, which will likely be less than the principal amount of the Underlying Securities sold and could be zero. See “—Removal of Underlying Securities.”

Additional Underlying Securities and Certificates

        From time to time hereafter and with the consent of the Advancing Party, the Trust may issue additional Certificates. In connection with any such issuance the Trust will purchase additional Underlying Securities and Treasury Securities in an aggregate principal amount and maturity amount equal to the Certificate Principal Balance of the additional Certificates issued and in the same proportion as the Underlying Securities and Treasury Securities were held by the Trust on the Closing Date. Any such additional Certificates issued will rank pari passu with the Certificates issued on the date hereof and have all the rights of the Certificates.

Redemption of the Underlying Securities

        Upon receipt by the Trustee of a notice that all or a portion of any of the Underlying Securities are to be redeemed, the Trustee shall deliver notice of such redemption to the registered Certificateholders not less than fifteen (15) days prior to the redemption date of such Redeemable Securities by mail to each registered Certificateholder at such registered Certificateholder’s last address on the register maintained by the Trustee; provided, however, that the Trustee shall not be required to give any notice of redemption prior to the third Business Day after the date it receives notice of such redemption. The Trustee will distribute any redemption proceeds it receives from Underlying Issuers pro rata to Certificateholders (less any amounts owed to the Advancing Party for unreimbursed advances with respect to such Underlying Securities). Notice of such redemption will be given by the Trustee to the registered Certificateholders at such registered Certificateholder’s last address on the register maintained by the Trustee.

        For a description of the redemption provisions of each Underlying Security, if any, see “Description of Trust Assets—Summary of Terms of the Underlying Securities.”

Removal of Underlying Securities

        If (a) an Underlying Security is rated “D” by Standard & Poor’s, (b) an Underlying Issuer of Underlying Securities representing 10% or more of the aggregate principal amount of all Underlying Securities is, at any time, not filing periodic reports with the SEC under the Exchange Act or (c) a Credit Event occurs, then a “Removal Event” with respect to such Underlying Security shall have occurred. Within two business days following the Trustee’s actual knowledge or the receipt of written notice from the Trustor or the applicable Underlying Security indenture trustee that a Removal Event has occurred, the Trustee on behalf of the Trust will instruct JPMSI to sell the applicable Underlying Securities. The net proceeds from the sale of an Underlying Security will be distributed to the holders of the Certificates (less any amounts payable to the Advancing Party for outstanding advances applicable to such Underlying Security) on a pro rata basis.

        The occurrence of a Removal Event will result in a reduction of each Certificateholder’s Certificate Principal Balance by an amount equal to such Certificateholder’s pro rata share of the principal amount of the Underlying Securities that are the subject of such Removal Event and will result in an adjustment of the Pass-Through Rate. Any payments received by the Trustee from Underlying Issuers on Underlying Securities, with respect to which a Removal Event has occurred, prior to the sale of such Underlying Securities will be distributed to Certificateholders (less any amounts owed to the Advancing Party with respect to such Underlying Securities) upon receipt by the Trustee.

        “Credit Event” means (i) a payment default with respect to an Underlying Security has occurred and any applicable grace period set forth in the indenture related to such Underlying Security has expired, (ii) an Underlying Issuer has become the subject of bankruptcy, insolvency or similar proceedings, (iii) the maturity date of an Underlying Security has been extended, (iv) the interest rate on any Underlying Security has been reduced.

Sale Procedures

        In connection with the sale of any Underlying Securities following a Removal Event, JPMSI will use its reasonable efforts to sell such Underlying Securities to the highest of not less than three solicited bidders (which bidders may include JPMSI or one of its affiliates or the Underwriter, provided, however, that none of JPMSI, any of its affiliates or the Underwriter is obligated to bid for such Underlying Securities; and provided, further, that JPMSI will use its reasonable efforts to solicit at least three bids from financial institutions with invested assets or assets under management of at least $50 million that are not affiliates of JPMSI). If after seven Business Days following the receipt by JPMSI of instructions from the Trustee to sell Underlying Securities, JPMSI has received less than three bids, JPMSI will sell such Underlying Securities to the highest bidder of the bids received. In the sole judgment of JPMSI, bids may be evaluated on the basis of bids for all or a portion of the Underlying Securities to be sold or any other basis selected in good faith by JPMSI.

        If, however, JPMSI has not received any bids for or bids for less than all of the Underlying Securities for which a Removal Event has occurred within seven Business Days after receipt from the Trustee of instructions to sell such Underlying Securities (such seven Business Day period being, the “First Auction Period”), bids will no longer be solicited for such remaining Underlying Securities for a period of thirty days. Thirty days after the end of the First Auction Period, JPMSI will solicit bids again for the Underlying Securities which were offered for sale but remained unsold during the First Auction Period for seven Business Days (such seven Business Day period being, the “Second Auction Period”). Thirty days after the end of the Second Auction Period, JPMSI will solicit bids again for the Underlying Securities which were offered for sale but remained unsold during the Second Auction Period for seven Business Days (such seven Business Day period being, the “Third Auction Period”). If the Underlying Securities offered for sale during the Third Auction Period remain unsold at the end of such period, such Underlying Securities will remain in the Trust unless subsequent bids are received by JPMSI, but JPMSI shall have no obligation to solicit any such bids. The outstanding balance of advances owed to the Advancing Party shall not be reduced as a result of such transfer of ownership of such Underlying Securities. Underlying Securities sold during the Second Auction Period or Third Auction Period will be sold and the proceeds distributed in the same manner as Underlying Securities sold during the First Auction Period.

        Amounts distributed to Certificateholders after a sale of an Underlying Security will be reduced by (i) any expenses incurred by the Trustee, JPMSI and the Advancing Party in connection with the sale of such Underlying Security and (ii) the outstanding amount of any interest advanced to Certificateholders against such Underlying Security as set forth in the Advancing Agreement. The amount by which the proceeds from such sale (or if bids are not received during the First Auction Period, such sale proceeds will be deemed to be zero) are insufficient to repay outstanding advances made with respect to such Underlying Security shall be referred to herein as an “Advance Repayment Shortfall.” Advance Repayment Shortfalls shall be decreased by the amount of proceeds distributed to the Advancing Party from any sale of the applicable Underlying Securities during a Second Auction Period or Third Auction Period.

        No assurance can be given as to whether JPMSI will be successful in soliciting any bids to purchase the Underlying Securities following a Removal Event or as to the price of any such bid relative to the principal amount of those Underlying Securities.

Listing on the American Stock Exchange

        Application has been made to list the Certificates on the American Stock Exchange (the “AMEX”) under the symbol “SXN.B.” There can be no assurance that the Certificates, once listed, will continue to be eligible for trading on the AMEX.

Reports to Certificateholders

        In the event that the Certificate Principal Balance has been reduced during any interest accrual period related to a Interest Distribution Date, a statement will be delivered to the Certificateholders on such Interest Distribution Date which sets forth the adjusted Certificate Principal Balance and Pass-Through Rate.

Annual Review

        The payments received by the Trustee on the Underlying Securities and the distributions made by the Trustee to Certificateholders will be reviewed on an annual basis by Rubin, Brown, Gornstein & Co. LLP. A copy of Rubin, Brown, Gornstein & Co. LLP’s review will be kept on file with the Trustee and may be obtained by Certificateholders from the Trustee upon request. The review by Rubin, Brown, Gornstein & Co. LLP will not constitute an audit.

DESCRIPTION OF THE ADVANCING AGREEMENT

        The Trustee is scheduled to make monthly distributions of interest to Certificateholders, but will receive payments on the Underlying Securities on various semi-annual payment dates. Accordingly, the Trustee will enter into an Advancing Agreement, dated as of the Closing Date (the “Advancing Agreement”) with JPMorgan Chase Bank, as Advancing Party (the “Advancing Party”), and JPMSI, as Calculation Agent (the “Calculation Agent”), in order to receive funds required to make monthly distributions of interest to Certificateholders. The Advancing Party will make advances on the Interest Distribution Dates and in the amounts set forth in the Advancing Agreement as long as (i) the representations and warranties of the Trustee and the Calculation Agent in the Advancing Agreement are true and correct, (ii) at the time of and after giving effect to such advance, no event of default has occurred under the Advancing Agreement, (iii) the market value, as determined by the Calculation Agent, of the Underlying Securities is at least 250% of the aggregate amount of the unreimbursed advances under the Advancing Agreement after giving effect to such advance and (iv) the Advancing Party has determined in its sole discretion that the full amount of such advance is recoverable by the Advancing Party. The Advancing Party will have a first priority security interest in the Underlying Securities in order to secure the Advancing Party’s right to reimbursement for all amounts advanced pursuant to the Advancing Agreement. The Advancing Party will be repaid for each advance it makes from amounts received by the Trustee on the Underlying Securities on the interest payment dates and maturity dates of the Underlying Securities or from the proceeds of the sale or redemption of the applicable Underlying Security prior to the distribution of such amounts to Certificateholders. In no event will the Advancing Party be required to make advances to support the distribution by the Trustee of the Monthly Interest Distribution Amount if either the shortfall in the funds available to the Trustee to make such distribution is the result of delinquent or defaulted payments on one or more of the Underlying Securities or the Advancing Party has determined, in its sole discretion, that such advance will not be fully recoverable from the Trustee on behalf of the Trust. To the extent the Advancing Party has made an advance for which it has not been repaid and the Underlying Security attributable to such advance (as determined by the Advancing Agreement) is subsequently sold as a result of a Removal Event, any proceeds from the sale of such Underlying Security will be paid to the Advancing Party, in amount equal to the lesser of (x) the Capped Amount and (y) the amount of such unpaid advance attributable to such Underlying Security (as determined by the Advancing Agreement), prior to any amounts related to such sale being distributed to Certificateholders; provided, further that if the market value, as determined by the Calculation Agent, of the Underlying Securities is less than 250% of the outstanding amount of the unreimbursed advances under the Advancing Agreement, the Advancing Party will receive the lesser of (x) 100% of the proceeds from such sale and (y) the aggregate outstanding amount of all unreimbursed advances. To the extent that bids received by JPMSI on Underlying Securities as described under “Description of the Certificates—Removal of the Underlying Securities” and “—Sale Procedures” are insufficient to repay the Advancing Party for unreimbursed advances made with respect to such Underlying Securities, the Advancing Party may, but is not obligated to, take possession of such Underlying Securities and the amount of outstanding Advances shall be reduced by the amount of the highest such bid. A sale of Underlying Securities as a result of a Removal Event will result in a reduction of each Certificateholder’s Certificate Principal Balance by an amount equal to such Certificateholder’s pro rata share of the principal amount of the Underlying Securities that are the subject of the Removal Event.

        Upon the occurrence of a Pass-Through Rate Adjustment Event, the Advancing Agreement will be amended to reflect a revised schedule of advances by the Advancing Party and a revised schedule of repayment of such advances.

        “Capped Amount” means with respect to any sale of Underlying Securities resulting from a Removal Event, 0.75% of the initial Certificate Principal Balance.

        The Trust will pay the Advancing Party as interest on its advances and compensation for its obligation to make advances $[    ] annually.

        In the event that an Advancing Party Credit Event occurs, the Trustee shall use reasonable efforts to promptly appoint a successor advancing party having bank deposits of not less than $3,000,000,000 and a long term debt rating of at least A- from S&P. The successor advancing party will be paid as interest on its advances and compensation for its obligation to make advances $[    ] annually. The increase in the interest and compensation payable to the successor advancing party will result in a decrease in the then current Pass-Through Rate.

        If the Trustee fails to appoint a successor within 15 Business Days after the occurrence of an Advancing Party Credit Event, the Certificateholders will no longer receive distributions of interest at the Pass-Through Rate, and instead will receive interest distributions in the amounts and on the dates that interest payments are received on the Underlying Securities by the Trustee less amounts owed to the Advancing Party for advances made in respect of such Underlying Securities.

        “Advancing Party Credit Event” means the Advancing Party has (i) become the subject of insolvency or similar proceedings or (ii) the Advancing Party has defaulted on a payment with respect to a debt obligation for borrowed money with an initial principal amount equal to or greater than $1,000,000,000 and any applicable grace period has expired, in each case as more specifically set forth in the Trust Agreement.

DESCRIPTION OF THE ADVANCING PARTY

        The Advancing Party is JPMorgan Chase Bank. The Advancing Party is a wholly owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. The Advancing Party is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of December 31, 2002, The Advancing Party had total assets of $622.4 billion, total net loans of $180.6 billion, total deposits of $300.6 billion, and total stockholder’s equity of $35.5 billion. As of December 31, 2001, The Advancing Party had total assets of $537.8 billion, total net loans of $174.9 billion, total deposits of $280.5 billion, and total stockholder’s equity of $33.3 billion.

        Additional information, including the most recent Form 10-K for the year ended December 31, 2001 of J.P. Morgan Chase & Co. (formerly known as “The Chase Manhattan Corporation”), the 2001 Annual Report of J.P. Morgan Chase & Co. and additional annual, quarterly and current reports filed with the Securities and Exchange Commission by J.P. Morgan Chase & Co., as they become available, may be obtained without charge by each person to whom this Official Statement is delivered upon the written request of any such person to the Office of the Secretary, J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.

        The information contained in this Prospectus Supplement Under “Description of the Advancing Party” relates to and has been obtained from the Advancing Party. This data has been taken from the Consolidated Reports of Condition and Income filed with the Board of Governors of the U.S. Federal Reserve System compiled in accordance with regulatory accounting principles. The delivery of this Prospectus Supplement shall not create any implication that there has been no change in the affairs of the Advancing Party since the date hereof, or that the information contained or referred to is correct as of any time subsequent to its date.

        JPMorgan Chase Bank and its affiliates (collectively, “Morgan”) comprise a full service securities firm and a commercial bank engaged in securities trading and brokerage activities, as well as providing investment banking, asset management, financing, and financial advisory services and other commercial and investment banking products and services to a wide range of corporations and individuals. In the ordinary course of its trading, brokerage, asset management, and financial activities, Morgan may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities or senior loans of the Underlying Issuers.

        In addition, Morgan may have and may in the future have investment and commercial banking, trust and other relationships with parties, including the Underlying Issuers, which parties may have interests with respect to the Trustor or other parties to this Offering. Morgan may have fiduciary or other relationships whereby Morgan may exercise voting power over securities of various persons, which securities may from time to time include securities of the Underlying Issuers or other parties to this Offering, and Morgan may exercise such powers and otherwise perform its functions in connection with such fiduciary or other relationships separate from its obligations as Advancing Party.

DESCRIPTION OF THE TRUST AGREEMENT

General

        The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement. A Registration of Certain Classes of Securities on Form 8-A relating to the Certificates containing a copy of the Series Supplement to the Trust Agreement as executed will be filed by the Trustor with the SEC following the issuance and sale of the Certificates. The assets of the Trust created under the Trust Agreement will consist solely of (i) the Underlying Securities, (ii) the Treasury Securities, (iii) all payments on or collections in respect of the Underlying Securities and Treasury Securities accruing on or after the Closing Date and (iv) the rights of the Trust under the Advancing Agreement, together with any proceeds.

        Reference is made to the accompanying prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement. Certificateholders should review the form of Trust Agreement for a full description of its provisions, including the definition of certain terms used in this prospectus supplement.

Certain Payments to JPMSI

        On the first semi-annual payment date of each Underlying Security that occurs after the Closing Date, as payment of the balance of the purchase price for the Underlying Securities and Treasury Securities, the Trustee will pay to JPMSI the amount of the interest accrued on such Underlying Security up to, but excluding, the Closing Date. In the event a payment default or acceleration on an Underlying Security occurs prior to its first semiannual payment date after the Closing Date and JPMSI is not paid such accrued interest on such date, JPMSI will have a claim for such accrued interest, and will share on a parity with holders of the Certificates to the extent of such claim in the proceeds from the sale of such Underlying Security.

The Trustee

        U.S. Bank National Association, a national banking association, will act as trustee for the Certificates and the Trust as required by the Trust Agreement. The Trustee’s offices are located at 100 Wall Street, Suite 1600, New York, New York 10005 and its telephone number is (212) 361-2510.

        The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trustor and will be held harmless against any loss, liability or reasonable expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee’s duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misconduct, bad faith or negligence in the performance of the Trustee’s duties under the Trust Agreement.

        The Trustee may at any time resign and be discharged from its obligations as Trustee by giving written notice thereof to the Trustor, the Rating Agency and to all Certificateholders. Upon receiving such notice of resignation, the Trustor shall promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to such Certificateholders, if any, by the Trustor. If no such successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

Events of Default

        There are no events of default under the Trust Agreement.

Voting Rights

        At all times, 100% of the voting rights with respect to the Trust (“Voting Rights”) will be allocated among all holders of the Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates.

Voting of Underlying Securities

        The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from DTC or the Underlying Issuer for the Trustee’s consent to any amendment, modification or waiver of the Underlying Securities, or any other document thereunder or relating to the Underlying Securities, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail within two Business Days a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation and shall be protected in taking no action if no direction is received. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative Certificate Principal Balances) as the Certificates of the Trust were actually voted or not voted by the Certificateholders of the Trust as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary in the Trust Agreement, the Trustee shall at no time vote or consent to any matter which would defer the timing or reduce the amount of any then scheduled payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, or which would result in the exchange or substitution of any of the outstanding Underlying Securities whether or not in accordance with a plan for the refunding or refinancing of such Underlying Securities, except with the consent of Certificateholders representing 100% of the aggregate Voting Rights of the Certificates and subject to the requirement that such vote or consent would not, based on an opinion of counsel, materially increase the risk that the Trust would fail to qualify as a grantor trust for federal income tax purposes. The Trustee will not be liable for any failure to act resulting from Certificateholders’ late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

Termination of Trust

        The Trust will terminate upon the later of (i) distribution of the proceeds received upon maturity, redemption or sale of the last Underlying Security held by the Trust (after deducting any costs incurred in connection therewith) or (ii) May 15, 2030, the maturity date of the Treasury Securities.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        The following supplements the discussion in “Federal Income Tax Consequences” in the accompanying Prospectus. For ease of presentation, it repeats the relevant portions of that discussion and supersedes it so that prospective Certificateholders may read and rely solely on the discussion herein.

        The following is a summary of certain of the United States federal income tax consequences of the ownership of the Certificates as of the date hereof.

        This summary is based on the Internal Revenue Code of 1986 (the “Code”) as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary is intended as a general explanatory discussion of the consequences of holding the Certificates generally and does not purport to furnish information in the level of detail or with the investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it generally is addressed only to original purchasers of the Certificates that are “U.S. holders” (as defined below), deals only with Certificates held as capital assets within the meaning of Section 1221 of the Code and does not address tax consequences to holders that may be relevant to Certificateholders subject to special rules, such as trusts, estates, tax-exempt investors, foreign investors, cash method taxpayers, dealers in securities, currencies or commodities, banks, thrifts, insurance companies, electing large partnerships, mutual funds, regulated investment companies, real estate investment trusts, FASITs, S corporations, persons that hold Certificates as part of a straddle, hedge, integrated or conversion transaction, and persons whose “functional currency” is not the U.S. dollar. In addition, this summary does not address alternative minimum tax issues or the indirect consequences to a holder of an equity interest in a Certificateholder. Accordingly, it is strongly recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situations.

        As used herein, a “U.S. Person” is a citizen or resident of the United States for United States federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof (including the District of Columbia), an estate the income of which is subject to United States federal income taxation regardless of its source or a trust for which a United States court is able to exercise primary supervision over the trust’s administration and for which one or more United States persons (as defined in the Code) have the authority to control all of the trust’s substantial decisions or a trust that has made a valid election under United States Treasury Regulations to be treated as a domestic trust. If a partnership holds Certificates, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. A “U.S. holder” is a U.S. Person that is a beneficial owner of a Certificate. A “non-U.S. investor” is a holder (or beneficial owner) of a Certificate that is not a U.S. Person.

Tax Status of the Trust

        Upon the issuance of the Certificates, Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Trust (“Special Tax Counsel”), will deliver its opinion generally to the effect that, assuming compliance with the Trust Agreement (and certain other documents), for federal income tax purposes, although the matter is not free from doubt, the Trust will be a grantor trust, but failing that, will be characterized as a partnership, and in any event will not be characterized as an association taxable as a corporation (or publicly traded partnership treated as a corporation). The following discussion assumes that the trust will be treated as a grantor trust.

        Each Certificateholder will be treated as the owner of its pro rata share of the Trust’s assets, which consist of the Underlying Securities, the Treasury Securities and the Advancing Agreement. Each of the Underlying Issuers believes that the Underlying Securities constitute indebtedness for federal income tax purposes, and the following discussion assumes that the Underlying Securities are so treated.

        Each Certificateholder will be treated as if it paid directly its pro rata share of the Trust’s expenses. Accordingly, each Certificateholder will be entitled to deduct its pro rata share of the trust’s expenses (subject to applicable limitations) in accordance with such holder’s normal method of accounting. For example, individual Certificateholders will be allocated their pro rata share of the Trust’s expenses, but certain administrative and other similar fees will only be deductible to the extent they exceed 2% of the Certificateholders adjusted gross income (and will not be deductible at all for alternative minimum tax purposes).

Taxation of the Certificates

        Application of Section 1272(a)(6)(C)(iii). Section 1272(a)(6)(C)(iii) of the Code (“Section 1272(a)(6)(C)(iii)”) applies, by its terms, to any pool of debt instruments the yield on which may be affected by reason of prepayments. Since some of the Underlying Securities may be called by the Underlying Issuers at a price in excess of par (and such excess would naturally affect the yield to Certificateholders), the Trust intends to take the position that the Underlying Securities constitutes a pool of debt instruments subject to Section 1272(a)(6)(C)(iii). However, the IRS has not, since the enactment of Section 1272(a)(6)(C)(iii) in 1997, issued any substantive guidance regarding the application of this provision. Further, although such section appears to literally apply to the Trust, it is not clear that Congress intended that this section should apply to trusts holding callable corporate bonds, none of which were issued with original issue discount. Nevertheless, the Internal Revenue Service (the “IRS”) did indicate in proposed regulations issued in 1998 regarding information reporting for widely held fixed investment trusts (such as this Trust) (and again when such regulations were reproposed in 2002) that it thought Section 1272(a)(6)(C)(iii) could, in certain circumstances, apply to certain widely held fixed investment trusts. Thus, for ease of information reporting, the Trust takes the position that Section 1272(a)(6)(C)(iii) applies to the Trust. The following discussion assumes that Section 1272(a)(6)(C)(iii) applies to the Trust. If it is determined that Section 1272(a)(6)(C)(iii) does not apply to the Trust, Certificateholders will be taxed as described below under the subheading “Non-application of section 1272(a)(6) (C)(iii).” Certificateholders are urged to consult their own tax advisors concerning the application of Section 1272(a)(6) (C)(iii) to their Certificates.

        As indicated above, the IRS has not issued any substantive guidance concerning the application of Section 1272(a)(6)(C)(iii) and, accordingly, certain issues (e.g., relating to the proper method of calculating original issue discount, market discount and premium) remain unresolved. Nevertheless, the Trust intends to take the position that Certificateholders effectively will be treated as if their Certificates represent (in part) the Underlying Securities and Treasury Securities in aggregate. Consequently, solely for purposes of determining the amount (if any) of gain or loss, original issue discount, market discount and premium, Certificateholders effectively will be treated as if they purchased a single debt instrument. Thus, for information reporting purposes, the Trust takes the position that whether or not there is original issue discount with respect to the Certificates is determined by reference to the original offering price of the Certificates and the initial Certificate Principal Balance. Under this approach (which is also adopted for administrative convenience) initial holders will not have any original issue discount associated with their Certificates since the original offering price of the Certificates will equal the initial Certificate Principal Balance. To the extent an investor has purchased its Certificates for less than the then current Certificate Principal Balance of such Certificates (which will not apply to the initial Certificateholders) the difference between such Certificate Principal Balance and their cost will constitute market discount, which, to the extent it has accrued, will likely be taken into account as ordinary income to the extent of any principal proceeds passed thru to the

Certificateholder. To the extent that an investor pays more for its Certificates than the then current Certificate Principal Balance of such Certificates (which will not apply to the initial Certificateholders), it should be able to amortize such excess over its holding period. Further, to the extent any Underlying Security is called, or otherwise retired, the proceeds allocated to an investor will effectively be treated as a return of capital, although any proceeds in excess of the Underlying Securities principal amount will, although the matter is not free from doubt, be taken into account as capital gain (although it is conceivable such amount would be ordinary income). However, Certificateholders should consult their own tax advisors concerning whether they can amortize the excess under Section 1272(a)(6)(C)(iii) and, if so, the proper method for doing so.

        Provided that Section 1272(a)(6)(C)(iii) applies to the Certificates, the Certificates cannot be integrated with a related hedge under Treasury regulation section 1.1275-6.

        In the event that it is determined that Section 1272(a)(6) (C)(iii) does not apply to the Certificateholders, they will be treated as if they purchased each individual Underlying Security and will recognize gain, loss, original issue discount and market discount and premium (if any), with respect to each Underlying Security.

        Non-application of Section 1272(a)(6) (C)(iii). As indicated above, the IRS has not issued any substantive guidance concerning the application of Section 1272(a)(6)(C)(iii). Absent such guidance, the Trust takes the position that such section applies to the Certificates. If it is determined, however, that Section 1272(a)(6)(C)(iii) does not, in fact, apply to the Certificates, Certificateholders will be taxed as if they purchased each individual Underlying Security and the Treasury Securities. A Certificateholder’s cost of the Certificate (less an amount allocated for the assumption of any liabilities, such as pursuant to the Advancing Agreement) will be allocated among the underlying assets of the Trust based on the relative fair market values of such assets. Consequently, an investor would have original issue discount with respect to the Treasury Securities.

        In the event that the allocated purchase price for any particular Underlying Security is less than (by more than a statutorily defined deminimis amount) the Certificateholder’s pro rata interest in the principal amount (or with respect to Treasury Securities, its adjusted issue price) of such security, such security will be treated as having been purchased with market discount. In general, absent an election to accrue market discount currently, upon maturity of the particular Underlying Security or the sale or exchange of a Certificate, a portion of any gain will be ordinary income to the extent it represents any accrued market discount. In addition, a portion of the interest paid on any indebtedness incurred or continued to carry a market discount security may be deferred.

        In the event that the allocated purchase price is greater than the Certificateholder’s pro rata interest in the principal amount of such security, such security will be treated as having been purchased at a premium. Certificateholder’s should consult their own tax advisors with respect to whether or not they should elect to amortize such premium under section 171 of the Code.

        In the event that Section 1272(a)(6)(C)(iii) does not apply to the Certificates, Certificateholders may be able to make an election to integrate their interests in the Trust’s assets (or a portion thereof) and treat their Certificate as a synthetic debt instrument under Treasury Regulation 1.1275-6. Among other consequences, all interest earned with respect to their Certificate would constitute original issue discount. Prospective certificateholders should consult with their own tax advisors concerning whether they could (and, if so, should) make an integration election.

        Information reporting and tax accounting. With respect to interest on the Underlying Securities, for information reporting purposes, interest will be reported to you (and to the IRS) as interest on Form 1099, and will be included in your income as interest — not as it is paid on the Interest Distribution Dates — but rather, as it is paid on the Underlying Securities (or, if you are an accrual method taxpayer, as it is accrued). Thus, each holder that holds a Certificate on an Interest Distribution Date will not take into income any amounts distributed to it that were advanced to the Trust by the Advancing Party. Rather, such amounts will not be taxable to a Certificateholder until the Underlying Security pays such amount (which will then be repaid to the Advancing Party) or the Certificateholder sells or exchanges its Certificate (or, in general, otherwise disposes of its Certificate in a taxable transaction).

        Upon a sale or exchange of the Certificate, a holder will recognize capital gain or loss generally equal to the amount received (which, as indicated above, includes the amount of any liability assumed by the transferee) less its adjusted tax basis in the Certificate. Such gain or loss will be long term if the Certificate is held for more than one year. However, a Certificateholder will recognize ordinary interest income to the extent the amount received represents either accrued market discount or accrued interest in excess of the seller’s basis in such accrued interest. Net long term capital gains of individuals are subject to taxation at a reduced capital gains tax rate, and capital losses of all taxpayers are subject to limited deductibility. Further, in the event that section 1272(a)(6) does not apply to the Certificates, a Certificateholder will recognize capital gain or loss with respect to each Underlying Security that is sold, redeemed, or otherwise disposed of, equal to the amount received with respect to such Underlying Security less its adjusted tax basis in such security.

        In certain circumstances some or all of the Underlying Securities may be defeased by their underlying issuer if such underlying issuer deposits sufficient cash or securities with the applicable indenture trustee. In the event such underlying issuer exercises this right, such defeasance may be a taxable event to Certificateholders.

        In the event that the Trust is characterized by appropriate tax authorities as a partnership for federal income tax purposes, each Certificateholder, by its acceptance of its Certificate, agrees to report its respective share of the items of income, deductions, and credits of the Trust on its respective returns (making such elections as to individual items as may be appropriate) in accordance with Treasury Regulations Section 1.761-2(b) (i.e., in a manner consistent with the exclusion of the Trust from partnership tax accounting).

CERTAIN ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain requirements on (a) any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (b) any plan described in Section 4975(e)(1) and subject to Section 4975 of the Code, including an individual retirement account (“IRA”) or Keogh plan, and (c) any entity whose underlying assets include “plan assets” by reason of any such plan’s investment in the entity (each, a “Plan”).

        ERISA and Section 4975 of the Code prohibit a wide range of transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code (collectively, “Parties in Interest”). Thus, a Plan fiduciary considering an investment in Certificates should consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. The Underlying Issuers, the Underwriter, the Trustor, the Advancing Party, the Trustee and their respective affiliates may be Parties in Interest with respect to many Plans.

        If an investment in Certificates by a Plan were to result in the assets of the Trust being deemed to constitute “plan assets” of such Plan, certain aspects of such investment, including the operation of the Trust and the deemed extension of credit between the Underlying Issuers and the holder of a Certificate (as a result of the Underlying Securities being deemed to be “plan assets”), as well as subsequent transactions involving the Trust or its assets, might constitute or result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code unless exemptive relief were available under an applicable exemption issued by the U.S. Department of Labor (the “DOL”). Certain statutory or administrative exemptions may be available under ERISA to exempt the purchase, holding and/or disposition of a Certificate by a Plan. Included among the administrative exemptions are Prohibited Transaction Class Exemption (“PTCE”) 84-14, regarding transactions effected by a qualified professional asset manager; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding investments by insurance company general accounts; and PTCE 96-23, regarding investments by an in-house professional manager. Certain of the exemptions, however, do not afford relief from the self-dealing prohibitions contained in Section 406(b) of ERISA and Section 4975(c)(1)(E)-(F) of the Code. In addition, there can be no assurance that any of these exemptions will be available with respect to any particular transaction involving the Certificates.

        Neither ERISA nor the Code defines the term “plan assets.” Under Section 2510.3-101 of the DOL regulations (the “Plan Asset Regulation”), a Plan’s assets may include the assets of an entity if the Plan acquires an “equity interest” in such entity. Thus, if a Plan acquires a Certificate, for certain purposes (including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code), the Plan would be considered to own an undivided interest in the underlying assets of the Trust, unless an exception applies under the Regulation.

        The Underwriter reasonably believes that the Certificates will satisfy the criteria for treatment as publicly-offered securities under the Plan Asset Regulation. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering, and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Certificates are being offered pursuant to an effective registration statement under the Securities Act and will be registered under the Exchange Act within the time period described above. Although the Certificates are expected to be listed on the AMEX, and the Underwriter has undertaken to sell the Certificates to a minimum of 400 beneficial owners, there is no assurance that the 100 independent investor requirement of the “publicly-offered security” exception will, in fact, be satisfied.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Any fiduciary of a Plan or any employee benefit plan not subject to ERISA considering the purchase, holding and disposition of the Certificates should consult with its counsel regarding the consequences of such purchase, holding or disposition. In addition, nothing herein shall be construed as a representation that an investment in the Certificates would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan. Any Plan or any other entity the assets of which are deemed to be “plan assets,” such as an insurance company investing assets of its general account, proposing to acquire the Certificates should consult with its counsel.

UNDERWRITING

        Subject to the terms and conditions set forth in the Underwriting Agreement (the “Underwriting Agreement”) between the Underwriter and the Trustor, the Trustor will direct the Trustee on behalf of the Trust to sell the Certificates to the Underwriter, and the Underwriter has agreed to purchase from the Trustee, on behalf of the Trust all of the Certificates offered by this prospectus supplement.

        The Trust and the Trustor have been advised by the Underwriter that they propose initially to offer the Certificates to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial public offering, the public offering price may be changed. A structuring fee will be paid to JPMSI, which will be approximately [    ]% of the aggregate offering price of the Certificates. JPMSI is not an underwriter of the Certificates.

        The Certificates are a new issue of securities with no established trading market. Application has been made to list the Certificates on the AMEX under the symbol “SXN.B.” The Underwriter has advised the Trustor and the Trust that they presently intend to make a market in the Certificates prior to commencement of trading on the AMEX, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Certificates. Any market making by the Underwriter may be discontinued at any time at the sole discretion of the Underwriter. No assurance can be given as to whether a trading market for the Certificates will develop or as to the liquidity of any trading market.

        The Certificates are expected to trade flat. Trading “flat” means that any accrued and unpaid interest on the Certificates will be reflected in the trading price.

        Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriter to bid for and purchase the Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Certificates. Possible transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

        If the Underwriter creates a short position in the Certificates in connection with this offering, that is, if they sell a greater aggregate principal amount of Certificates than is set forth on the cover page of this prospectus supplement, the Underwriter may reduce that short position by purchasing Certificates in the open market. The Underwriter may also impose a penalty bid on certain selling group members. This means that if an Underwriter purchases Certificates in the open market to reduce its short position or to stabilize the price of the Certificates, it may reclaim the amount of the selling concession from the selling group members who sold those Certificates as part of the offering.

        In general, purchases of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a Certificate to the extent that it were to discourage resales of the Certificates.

        Neither the Trust, the Trustor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the Certificates. In addition, neither the Trust, the Trustor nor the Underwriter makes any representation that the Underwriter will engage in such transactions. Such transactions, once commenced, may be discontinued without notice.

        The underwriting agreement provides that the Trustor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect of such civil liabilities.

RATINGS

        It is a condition to the issuance of the Certificates that the Certificates are rated at least “[    ]” by S&P. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by a rating agency. S&P’s rating does not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Underlying Securities, or the corresponding effect on the yield to investors.

        The Trustor has not requested a rating on the Certificates by any rating agency other than S&P. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by S&P.

LEGAL OPINIONS

        Certain legal matters relating to the Certificates will be passed upon for the Trustor by Orrick, Herrington & Sutcliffe LLP, New York, New York.

INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

Advance Repayment Shortfall
Advancing Agreement
Advancing Party
Advancing Party Credit Event
AMEX
Business Day
Calculation Agent
Capped Amount
Certificate Principal Balance
Certificateholders
Clearing Agency
Closing Date
Code
Commission
Credit Event
DOL
DTC
ERISA
Exchange Act
Exchange Act
First Auction Period
Interest Distribution Date
IRA
IRS
Monthly Interest Distribution Amount
Morgan
S-17 S-17 S-17 S-18 S-17 S-14 S-17 S-18 S-13 S-9 S-12 S-9 S-22 S-10 S-16 S-25 S-12 S-25 S-10 S-10 S-16 S-3 S-25 S-23 S-4 S-20	non-U.S. investor
Parties in Interest
Pass-Through Rate
Pass-Through Rate Adjustment Event
Plan
Plan Asset Regulation
Principal Distribution Date
PTCE
S&P
Second Auction Period
Special Tax Counsel
Specified Currency
Third Auction Period
Treasury Securities
Trust
Trust Agreement
Trustee
Trustor
U.S. holder
U.S. Person
Underlying Issuers
Underlying Securities Prospectus
Underlying Security
Underwriter
Underwriting Agreement
Voting Rights
S-22 S-25 S-13 S-14 S-25 S-26 S-15 S-25 S-5 S-16 S-23 S-12 S-16 S-9 S-9 S-9 S-9 S-9 S-22 S-22 S-1 S-10 S-9 S-9 S-26 S-21

Structured Obligations Corporation
Depositor/Trustor

Trust Certificates
(Issuable in series)

Each Trust

  may periodically issue asset-backed certificates in one or more series with one or more classes; and

  will own

    a security or pool of securities, as described in the accompanying prospectus supplement;

    payments due on those securities; and/or

    other assets described in this Prospectus and in the accompanying prospectus supplement.

The Certificates

  will represent beneficial ownership interests in the trust and will be paid only from the trust assets;

  will be denominated and sold for U.S. dollars or for one or more foreign or composite currencies and any payments to certificateholders may be payable in U.S. dollars or in one or more foreign or composite currencies; and

  will be issued as part of a designated series which may include one or more classes of certificates and enhancement.

The Certificateholders

  will receive interest, principal and other payments from the assets deposited with the trust.

Consider carefully the risk factors beginning on
page 5 of this Prospectus.

Unless otherwise specified in the applicable prospectus supplement, the certificates are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The certificates will represent interests in the trust only and will not represent interests in or obligations of Structured Obligations Corporation or of the administrative agent of the trust or any of their affiliates.

This Prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

Neither the SEC nor any state securities commission has approved these certificates or determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

March 25, 2002

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

        We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this Prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

  the series designation and aggregate principal amount,

  the number of classes in the series and, with respect to each class, the designation, aggregate principal amount or, if applicable, notional amount and authorized denominations of certificates,

  information concerning the type, characteristics and specifications of the securities deposited into the trust (the “Underlying Securities”) and any other assets deposited into the trust (together with the Underlying Securities, the “Deposited Assets”) and any credit support for the series or a class, the relative rights and priority of payments of each class (including the method for allocating collections from the Deposited Assets to the certificateholders of each class and the relative ranking of the claims of the certificateholders of each class to the Deposited Assets), the identity of each issuer of the Underlying Securities and each obligor with respect to any of the other Deposited Assets,

  the name of the trustee and the administrative agent, if any, for the series,

  whether the certificates of the series or each class within that series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the “Pass-Through Rate”) for each class including the applicable rate, if fixed (a “Fixed Pass-Through Rate”), or the terms relating to the particular method of calculation of the interest rate applicable to the series or each class within that series, if variable (a “Variable Pass-Through Rate”); the date or dates from which interest will accrue; the applicable Distribution Dates (as defined below) on which interest, principal and premium, in each case as applicable, on the series or class will be distributable and the related Record Dates (as defined in the related prospectus supplement), if any,the time and place of distribution (a “Distribution Date”) of any interest, premium (if any) and/or principal (if any), the date of issue,

  the final scheduled distribution date, if applicable,

  the offering price,

  the option, if any, of any specified third party (which may include Structured Obligations Corporation or any of its affiliates) to purchase the Underlying Securities or the certificates held by a certificateholder and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part, any exchange terms, whether mandatory or optional, and any redemption terms of certificates of each series or class,

  the rating of each series of certificates or each class within that series of certificates,

  the denominations in which the series or class within that series will be issuable,

  whether the certificates of any class within a given series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions (“Strip Certificates”), and the applicable terms of those certificates,

  whether the certificates of the series or of any class within that series are to be issued as registered certificates or bearer certificates or both and, if bearer certificates are to be issued, whether coupons will be attached to such bearer certificates; whether bearer certificates of that series or class may be exchanged for registered certificates of that series or class and the circumstances under which and the place or places at which any exchanges, if permitted, may be made, whether the certificates of the series or of any class within that series are to be issued in the form of one or more global securities and, if so, the identity of the Depositary, if other than The Depository Trust Company, for such global security or securities, if other than U.S. dollars, the currency applicable to the certificates of the series or class for purposes of denominations and distributions on that series or each class within that series (the “Specified Currency”) and the circumstances and conditions, if any, when such currency may be changed, at the election of Structured Obligations Corporation or a certificateholder, and the currency or currencies in which any principal or interest will be paid, all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of certificateholders of the series and each class within that series required with respect to certain actions by Structured Obligations Corporation or the applicable administrative agent, if any, or trustee under the trust agreement or with respect to the applicable trust, remedies upon, or consequences of, the occurrence of a payment default on the Underlying Securities, an acceleration of the Underlying Securities or the cessation by the issuer of the Underlying Securities of filing periodic reports under the Exchange Act, and any other terms of the series or class within that series of certificates which are considered material by Structured Obligations Corporation.

        If the terms of a particular series of certificates vary between this Prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

        References in this Prospectus to “U.S. dollars,” “U.S.$,” “USD,” “dollar” or “$” are to the lawful currency of the United States. Purchasers are required to pay for each certificate in the currency in which the certificate is denominated. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States.

        You should rely only on the information provided in this Prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this Prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

        We include cross-references in this Prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	2

RISK FACTORS	5

WHERE YOU CAN FIND MORE INFORMATION	7

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	8

REPORTS TO CERTIFICATEHOLDERS	8

STRUCTURED OBLIGATIONS CORPORATION	8

USE OF PROCEEDS	8

FORMATION OF THE TRUSTS	8

MATURITY AND YIELD CONSIDERATIONS	9

DESCRIPTION OF THE CERTIFICATES	10

DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT	17

DESCRIPTION OF THE TRUST AGREEMENT	26

LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES	32

FEDERAL INCOME TAX CONSEQUENCES	32

PLAN OF DISTRIBUTION	35

LEGAL OPINIONS	36

INDEX OF TERMS	37

RISK FACTORS

        In connection with your investment in the certificates of any series, you should consider, among other things, the following risk factors and all risk factors set forth in the applicable prospectus supplement.

        Risk of the Certificates having Limited Liquidity. Prior to the issuance of any series (or class within such series) of certificates there will not be a public market for those certificates. We cannot predict the extent to which a trading market will develop or how liquid that market might become or for how long it may continue. If an active public market for the certificates does not develop or continue, the market prices and liquidity of the certificates may be adversely affected.

        Risk Associated with the Certificateholders having Limited Recourse against SOC or its Affiliates. The certificates will not represent a recourse obligation of or interest in SOC or any of its affiliates. Unless otherwise specified in the applicable prospectus supplement, the certificates of each series will not be insured or guaranteed by any government agency or instrumentality, SOC, any person affiliated with SOC or the trust, or any other person. The trust has no significant assets other than the Underlying Securities and any other Deposited Assets. No other assets are available to make payments or distributions with respect to your certificates. Any obligation of SOC with respect to the certificates of any series will only be through limited representations and warranties. SOC does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty.

        Risk Associated with Certificateholders’ Reliance for Payment on the Limited Assets of the Trust and any Credit Support. The trust for any series (or class of that series) of certificates may include assets that are designed to support the payment or ensure the servicing or distribution with respect to the Deposited Assets. However, the certificates do not represent obligations of SOC, the trustee, any administrative agent or any of their affiliates and, unless otherwise specified in the applicable prospectus supplement, are not insured or guaranteed by any person or entity. Accordingly, certificateholders’ receipt of distributions will depend entirely on the trust’s receipt of payments with respect to the Deposited Assets and any credit support identified in the related prospectus supplement. If the Underlying Securities or any other Deposited Assets are insufficient to make payments or distributions on the certificates, no other assets will be available for payment of the deficiency. See “Description of Deposited Assets and Credit Support.”

        Risk of Negative Performance of the Underlying Securities Affecting the Value of Your Investment. Neither SOC, the trustee, any administrative agent nor any of their affiliates is obligated to make any payments in respect of your certificates. Consequently, if losses are experienced on the Underlying Securities and any other Deposited Assets (including in connection with the bankruptcy or similar event relating to the issuer of the Underlying Securities), you may experience a loss on your investment. Accordingly, you are strongly encouraged to obtain as much information about the Underlying Securities as you would if you were investing directly in the Underlying Securities.

        Risk of Extended Maturity or Early Redemption altering timing of Distributions to Certificateholders. The timing of any distribution with respect to any series (or of any class within that series) of certificates and the yield that you realize on your investment in the certificates may be affected by a number of factors, including:

  the purchase price of your certificates,

  the performance of the related Deposited Assets,

  the extent of any early redemption, repurchase, repayment or extension of maturity of the related Underlying Securities (including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar proceeding with respect to the issuer of the Underlying Securities) or any early redemption, repurchase or repayment of your certificates, and the manner and priority in which collections from the Underlying Securities and any other Deposited Assets are allocated to each class of that series.

        These factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related prospectus supplement will discuss any calls, puts or other redemption or repurchase options, any extension of maturity provisions and other terms applicable to the certificates and the Underlying Securities and any other Deposited Assets. Neither SOC nor the trustee can predict if or when a redemption, repurchase or other repayment of the Underlying Securities will occur. If the certificates are prepaid, your investment in the certificates and the Underlying Securities will have a shorter average maturity. If the certificates are prepaid when prevailing market interest rates are lower than the yield on your certificates, you may be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment of your certificates. See “Maturity and Yield Considerations.”

        Risk of Underlying Issuer Ceasing to Make Information About Its Financial Condition and Business Publicly Available. In deciding whether to invest in or to sell certificates, you should obtain and evaluate information about each issuer of the Underlying Securities as if you were investing directly in that issuer and its securities. The information that each underlying issuer makes available to the public is important in considering whether to invest in or sell certificates.

        If provided in the applicable prospectus supplement, if the issuer of Concentrated Underlying Securities (as defined below) ceases to file periodic reports under the Exchange Act, the trust agreement may provide that the trust will sell or distribute the Underlying Securities notwithstanding market conditions at the time, and the trustee will not have discretion to do otherwise. This sale or distribution may result in greater losses than might occur if the trust continued to hold the Underlying Securities. SOC, the trustee, the underwriters and their affiliates (a) have not verified, and have not undertaken to verify, the accuracy, completeness or continued availability of any information by any issuer of the Underlying Securities (whether or not filed with the SEC), (b) have made no due diligence investigation of the financial condition or creditworthiness of any issuer of the Underlying Securities, and (c) assume no responsibility for any information considered by any purchaser or potential purchaser of the certificates that is not contained in this Prospectus or the applicable prospectus supplement.

        You should not construe the issuance of the certificates as an endorsement of the financial condition or business prospects of any issuer of the Underlying Securities by SOC, the trustee, the underwriters or any of their affiliates.

        Risk of the Trustee not Managing the Underlying Securities to Avoid Adverse Events. The remedies available to a trustee of a relevant trust are predetermined and therefore an investor in the certificates has less discretion over the exercise of remedies than if such investor directly invested in the Underlying Securities. Except as described in this Prospectus and the applicable prospectus supplement, the trust will not dispose of any Underlying Securities or any other Deposited Assets, regardless of adverse events, financial or otherwise, that may affect the value of the Underlying Securities or the issuer of the Underlying Securities. If there is a payment default on any Underlying Security or any other default that may result in the acceleration of the Underlying Security, the trust will only dispose of or otherwise deal with the defaulted Underlying Security in the manner provided in the trust agreement. If provided in the applicable prospectus supplement, if a payment default on or an acceleration of an Underlying Security occurs, or the issuer of Concentrated Underlying Securities (as defined below) ceases to file periodic reports under the Exchange Act, the trust agreement may provide that the trust will sell or distribute the Underlying Securities notwithstanding market conditions at the time, and the trustee will not have discretion to do otherwise. This sale or distribution may result in greater losses than might occur if the trust continued to hold the Underlying Securities.

        Risk of the Certificates having Adverse Tax Consequences to Certificateholders. The United States federal income tax consequences of the purchase, ownership and disposition of the certificates and the tax treatment of the trust will depend on the specific terms of the certificates, the trust, any credit support and the Deposited Assets. See the description under “Certain Federal Income Tax Consequences” in the related prospectus supplement. If the Deposited Assets include securities issued by one or more government agencies or instrumentalities, purchasers of the certificates may also be affected by the tax treatment of the Underlying Securities by the relevant issuing government.

        Risk of Ratings of the Certificates being Downgraded or Withdrawn. At the time of issuance, the certificates of any given series (or each class of that series) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. The rating of any series or class of certificates is based primarily on the related Deposited Assets and any credit support and the relative priorities of the certificateholders of such series or class to receive collections from, and to assert claims against, the trust. A rating does not comment as to market price or suitability for a particular investor and is not a recommendation to purchase, hold or sell certificates. We cannot be certain that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency in the future. A revision or withdrawal of such rating may have an adverse effect on the market price of your certificates.

        Risk of Loss of Rights Associated with Ownership of the Certificates in Global Form and not in Definitive Physical Form. The certificates of each series (or each class of that series) will initially be represented by one or more global securities deposited with a Depositary (as defined below) and purchasers will not receive individual certificates. Consequently, unless and until individual definitive certificates of a particular series or class are issued, purchasers will not be recognized as certificateholders under the applicable trust agreement. Until such time, purchasers will only be able to exercise the rights of certificateholders indirectly through the Depositary and its respective participating organizations. The ability of any purchaser to pledge a certificate to persons or entities that do not participate in the Depositary’s system, or to otherwise act with respect to a certificate, may be limited. See “Description of Certificates—Global Securities” and “Limitations on Issuance of Bearer Certificates” in this Prospectus and any further description contained in the related prospectus supplement.

        Risks Associated with Ownership of Certificates Secured by Underlying Securities Issued by Foreign Issuers. The Underlying Securities may include obligations of foreign issuers. Consequently, it may be difficult for the applicable trust as a holder of the Underlying Securities to obtain or realize upon judgments in the United States against the obligor. Even if an issuer is amenable to suit in the United States, the enforceability of any judgment obtained may be limited by a lack of substantial assets that can be levied upon in the United States or the inability to obtain recognition and enforcement of the judgment in the issuer’s country. Because the Underlying Securities may represent direct or indirect obligations of foreign issuers, certificateholders should consider the political, economic and other risks related to holding the obligations of a foreign issuer, which are not typically associated with an investment in securities of a domestic issuer. Such risks include:

  future political and economic developments,

  moratorium on payment or rescheduling of external debts,

  confiscatory taxation,

  imposition of any withholding tax,

  exchange rate fluctuations,

  political or social instability or diplomatic developments, and the imposition of additional governmental laws or restrictions.

        In addition, the prospectus supplement for each series of certificates will set forth information regarding additional risk factors, applicable to that series (and each class within that series).

WHERE YOU CAN FIND MORE INFORMATION

        Each separate trust formed by Structured Obligations Corporation (“SOC”) is subject to the informational requirements of the Exchange Act and we file on behalf of each trust reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.). We do not intend to send any financial reports to certificateholders.

        We filed a registration statement on Form S-3 relating to the certificates with the SEC. This Prospectus is part of the registration statement, but the registration statement includes additional information that is permitted to be omitted from this Prospectus in accordance with SEC rules and regulations.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference SOC’s Registration Statement No. 333-70730 filed on October 22, 1993 and declared effective on April 26, 1994 and, all documents that we have filed with the SEC as required by the Exchange Act prior to the date of this Prospectus. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports filed by or on behalf of the trust until we terminate our offering of the certificates.

        As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Michael J. Martin, SOC, 270 Park Avenue, New York, New York 10017, (212) 834-7243.

REPORTS TO CERTIFICATEHOLDERS

        Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates are issued, on each Distribution Date unaudited reports containing information concerning each trust will be prepared by the trustee and sent on behalf of each trust only to Cede & Co., as nominee of The Depository Trust Company and as the registered holder of the certificates. See “Description of the Certificates—Global Securities” and “Description of the Trust Agreement—Reports to Certificateholders; Notice.” These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. We will also file with the SEC on behalf of the trust periodic reports as are required under the Exchange Act that will include basic information about transactions made by the trust, but not about the trustee, SOC, the Underlying Issuer or the Deposited Assets.

STRUCTURED OBLIGATIONS CORPORATION

        Structured Obligations Corporation (“SOC”) was incorporated in the State of Delaware on October 13, 1993, as a wholly-owned, limited-purpose subsidiary of J.P. Morgan Securities Holdings Inc. The principal office of SOC is located at 270 Park Avenue, New York, New York 10017.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, the net proceeds to be received from the sale of each series or class of certificates will be used to purchase the related Deposited Assets and to arrange for credit support including, if specified in the related prospectus supplement, making required deposits into any reserve account or the applicable certificate account for the benefit of the certificateholders of that series or class. However, SOC will not receive any proceeds from the sale of the certificates in market-making transactions by J.P. Morgan Securities Inc. or any other affiliate of SOC. See “Plan of Distribution” in this Prospectus.

FORMATION OF THE TRUSTS

        A separate trust will be created to issue each series of trust certificates. The trustee named in the applicable prospectus supplement, in its capacity as trustee, will acquire the related Deposited Assets for the benefit of the certificateholders of such series. See “Description of the Trust Agreement—Acquisition of Deposited Assets.” The trustee named in the applicable prospectus supplement will hold the Deposited Assets pursuant to the terms of the trust agreement and will receive a fee for these services. Any administrative agent named in the applicable prospectus supplement will perform the tasks as are specified in the prospectus supplement pursuant to the terms of the trust agreement and will receive a fee for these services. See “Description of the Trust Agreement—Collection and Other Administrative Procedures.”

        Unless otherwise stated in the prospectus supplement, if the Deposited Assets are acquired by the trustee from SOC, then the acquisition will be without recourse to SOC.

        Unless otherwise provided in the related prospectus supplement, the trust assets of each trust will consist of:

  the Deposited Assets, or interests in the Deposited Assets, exclusive of any interest in such assets (the “Retained Interest”) retained by SOC or any previous owner of the Deposited Assets, as from time to time are specified in the trust agreement;

  such assets as from time to time are identified as deposited in the related certificate account;

  property, if any, acquired on behalf of certificateholders by foreclosure or repossession and any revenues received on the property; and

  those elements of credit support, if any, provided with respect to any class within such series that are specified as being part of the related trust in the applicable prospectus supplement, as described in the applicable prospectus supplement and under “Description of Deposited Assets and Credit Support—Credit Support”.

MATURITY AND YIELD CONSIDERATIONS

        Each prospectus supplement will contain any applicable information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which the Underlying Securities or the related series of certificates may be subject to early redemption (either by the applicable obligor or by a third-party call option), repayment (at the option of the holders of the Underlying Securities) or extension of maturity. The provisions of the Underlying Securities with respect to redemption, repayment or extension of maturity will, unless otherwise specified in the applicable prospectus supplement, affect the weighted average life of the related series of certificates.

        The effective yield to holders of the certificates of any series (and class within that series) may be affected by aspects of the Deposited Assets or any credit support or the manner and priorities of allocations of collections with respect to the Deposited Assets between the classes of a given series. With respect to any series of certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such series (or class within such series) may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity of the Underlying Securities. A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a government sponsored entity issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of its issuer will be repaid prior to its stated maturity.

        Underlying Securities may be subject to acceleration upon the occurrence of specified Underlying Security Events of Default (as defined below). The maturity and yield on the certificates will be affected by any early repayment of the Underlying Securities as a result of an acceleration. See “Description of the Deposited Assets—Underlying Securities Indenture.” If an issuer of Underlying Securities becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the ability of an issuer of Underlying Securities to satisfy its obligations under the Underlying Securities, including the issuer’s operating and financial condition, leverage, and social, geographic, legal and economic factors. In addition, if the Underlying Securities are issued by a foreign government and the foreign government issuer or guarantor repudiates or places any limitation or moratorium on the payment of external indebtedness or imposes any confiscatory or withholding tax, the timing and amount of payments on the certificates may be materially and adversely affected. A variety of factors could influence a foreign government’s willingness or ability to satisfy its obligations under the related Underlying Securities. We cannot predict the probability of a moratorium or other action affecting any Underlying Security.

        The extent to which the yield to maturity of such certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the certificates is sensitive to the rate and timing of payments on the Deposited Assets.

        The yield to maturity of any series (or class) of certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such certificates, to the extent that the Pass-Through Rate (as defined below) for such series (or class) is based on variable or adjustable interest rates. With respect to any series of certificates representing an interest in a pool of securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such certificates may affect the yield on the certificates.

        A variety of economic, social, political, tax, accounting and other factors may affect the degree to which any of the Underlying Securities are redeemed or called (whether by the applicable obligor or by a third-party call option) or the maturity of such Underlying Securities is extended, as specified in the related prospectus supplement. There can be no assurance as to the rate or likelihood of redemption, third-party call or extension of maturity of any Underlying Securities and, therefore, the likelihood of redemption or repayment of the related series of certificates. The applicable prospectus supplement will, to the extent available, provide further information with respect to any such experience applicable to the related Underlying Securities. In addition, the prospectus supplement for each series of certificates will set forth additional information regarding yield and maturity considerations applicable to such series (and each class within that series) and the related Deposited Assets, including the applicable Underlying Securities.

DESCRIPTION OF THE CERTIFICATES

General

        SOC will arrange for the offering of the certificates by each trust, and will either sell the trust assets to the trust or will arrange for the trust to acquire the trust assets directly. As to each series of certificates, only those classes rated in one of the investment grade rating categories by a rating agency will be offered by this Prospectus.

        A trust may be the beneficiary of a guarantee, letter of credit or other instrument that is intended to protect the holders of certificates from some or all of any losses that may be experienced on the Underlying Securities. A trust may also enter into swaps, options or other derivatives that result in the trust paying or receiving a fixed or floating interest rate, payments linked to changes in the value of different types of securities, or other payments. SOC will arrange for the trust to enter into any of these contractual arrangements.

        The certificates are not debt instruments. The trust will pass through to the holder of a certificate whatever portion of proceeds of the Deposited Assets, including any credit support, that the holder is entitled to receive under his or her certificate. If losses are experienced on the Deposited Assets – for example, if the issuer of an Underlying Security does not pay what it owes to the trust, or a provider of contractual credit support does not make any payment it is required to make – then the trust will not be able to pass through the relevant payments to the holders.

        Because the certificates represent equity ownership interests in the trust, and not debt instruments that are obligations of the trust, they technically do not have a principal amount or bear interest. However, because the distributions on the certificates primarily represent distributions of principal and interest on trust assets that are debt instruments, for convenience, this Prospectus and the related prospectus supplement will refer to distributions that represent a return of a certificateholder’s initial investment as “principal,” and will refer to distributions that represent the yield on a certificateholder’s investment as “interest,” in accordance with customary market practice.

        Each series (or, if more than one class exists, the classes within that series) of certificates will be issued pursuant to the terms of a trust agreement and a separate series supplement, which supplements such trust agreement, among SOC, the administrative agent, if any, and the trustee named in the related prospectus supplement, forms of which trust agreement and series supplement are included as an exhibit to the registration statement of which this Prospectus is a part. The provisions of the trust agreement (as so supplemented with respect to a particular series of certificates) may vary depending upon the nature of the certificates to be issued under the trust agreement and the nature of the Deposited Assets and any credit support.

        The following summaries describe certain provisions of the trust agreement that may be applicable to each series of certificates. The applicable prospectus supplement for a series of certificates will describe any provision of the trust agreement that materially differs from the description of the trust agreement contained in this Prospectus. The following summaries are not complete and are subject to the detailed provisions of the form of trust agreement for a full description of such provisions, including the definition of certain terms used, and for other information regarding the certificates. As used in this Prospectus with respect to any series, the term “certificate” refers to all the certificates of that series, whether or not we are offering those certificates, unless the context otherwise requires.

        A copy of the applicable series supplement to the trust agreement relating to each series of certificates issued from time to time will be filed with the SEC by SOC as an exhibit to a Current Report on Form 8-K following the issuance of the series.

        There is no limit on the amount of certificates that may be issued under the trust agreement, and the trust agreement will provide that certificates of the applicable series may be issued in multiple classes. The series (or classes within that series) of certificates to be issued under the trust agreement will represent beneficial ownership interests in the trust for the series created by the terms of the trust agreement and each class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such trust, all as identified and described in the applicable prospectus supplement. See “Description of Deposited Assets and Credit Support—Collections.”

        Unless otherwise provided in the applicable prospectus supplement, registered certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations provided in the trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection the transfer. Bearer certificates will be transferable by delivery. Provisions with respect to the exchange of bearer certificates will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, registered certificates may not be exchanged for bearer certificates. SOC may at any time purchase certificates at any price in the open market or otherwise. Certificates so purchased by SOC may, at the discretion of SOC, be held or resold or surrendered to the trustee for cancellation of such certificates.

Distributions

        Distributions allocable to principal, premium (if any) and interest on the certificates of each series (and class within that series) will be made in the Specified Currency for those certificates by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the “Determination Date”). If distributions on a series of on certificates are to be made in a Specified Currency other than U. S. dollars, additional provisions concerning these distributions will be provided in the applicable prospectus supplement.

        Unless otherwise provided in the applicable prospectus supplement, distributions with respect to certificates will be made (in the case of registered certificates) at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement in The City of New York or (in the case of bearer certificates) at the principal London office of the applicable Trustee or its designee; provided, however, that any such amounts distributable on the final Distribution Date of a certificate will be distributed only upon surrender of such certificate at the applicable location set forth above. Except as otherwise provided in the applicable prospectus supplement, no distribution on a bearer certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the holder of the bearer certificate in the United States.

        Unless otherwise specified in the applicable prospectus supplement, distributions on registered certificates in U.S. dollars will be made, except as provided below, by check mailed to the registered certificateholders of such certificates (which, in the case of global securities, will be a nominee of the Depositary); provided, however, that, in the case of a series or class of registered certificates issued between a Record Date and the related Distribution Date, interest for the period beginning on the issue date for such series or class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable prospectus supplement, be distributed on the next succeeding Distribution Date to the registered certificateholders of the registered certificates of such series or class on the related Record Date. A certificateholder of $10,000,000 or more in aggregate principal amount of registered certificates of a given series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the trustee for such series not later than fifteen calendar days prior to the applicable Distribution Date.

        Except as otherwise specified in the applicable prospectus supplement, “Business Day” with respect to any certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency and (ii) if the Pass-Through Rate for such certificate is based on LIBOR, a London Banking Day. “London Banking Day” with respect to any certificate means any day on which dealings in deposits in the Specified Currency of such certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a series or class of registered certificates shall be specified as such in the applicable prospectus supplement.

Interest on the Certificates

        General. Each class of certificates (other than certain classes of Strip Certificates) of a given series may have a different Pass-Through Rate, which may be a Fixed or Variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Stated Amount, such distributions of interest will be in an amount (as to any Distribution Date, “Stripped Interest”) described in the related prospectus supplement. For purposes of this Prospectus, “Notional Amount” means the notional principal amount specified in the applicable prospectus supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Stated Amount will be made on each Distribution Date. Reference to the Notional Amount of a class of Strip Certificates in this Prospectus or in a prospectus supplement does not indicate that such certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term “Notional Amount” is used solely as a basis for calculating the amount of required distributions and, in certain cases, determining certain relative voting rights, all as specified in the related prospectus supplement.

        Fixed Rate Certificates. Each series (or, if more than one class exists, each class within that series) of certificates with a Fixed Pass-Through Rate (“Fixed Rate Certificates”) will bear interest, on the outstanding Stated Amount (as defined below) (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the Fixed Pass-Through Rate set forth on the face of the Fixed Rate Certificate and in the applicable prospectus supplement until the principal amount of the certificate is distributed or made available for repayment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount of the Fixed Rate Certificate is reduced to zero), except that, if so specified in the applicable prospectus supplement, the Pass-Through Rate for such series or any such class or classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each series or class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such prospectus supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

        Floating Rate Certificates. Each series (or, if more than one class exists, each class within that series) of certificates with a Variable Pass-Through Rate (“Floating Rate Certificates”) will bear interest, on the outstanding Stated Amount (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined below) for such series or class at the initial Pass-Through Rate set forth on the face of the Floating Rate Certificate and in the applicable prospectus supplement (“Initial Pass-Through Rate”). Thereafter, the Pass-Through Rate on such series or class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the “Base Rate”), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The “Spread” is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to such series or class, and the “Spread Multiplier” is the percentage that may be specified in the applicable prospectus supplement as being applicable to such series or class, except that if so specified in the applicable prospectus supplement, the Spread or Spread Multiplier on such series or any such class or classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. The applicable prospectus supplement will designate one of the following Base Rates as applicable to a Floating Rate Certificate, and will set forth additional information concerning that Base Rate:

  LIBOR (a “LIBOR Certificate”),

  the Commercial Paper Rate (a “Commercial Paper Rate Certificate”),

  the Treasury Rate (a “Treasury Rate Certificate”),

  the Federal Funds Rate (a “Federal Funds Rate Certificate”),

  the CD Rate (a “CD Rate Certificate”) or

  such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in the related prospectus supplement and in such certificate.

        As specified in the applicable prospectus supplement, Floating Rate Certificates of a given series or class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement (“Maximum Pass-Through Rate”) and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period (“Minimum Pass-Through Rate”). In addition to any Maximum Pass-Through Rate that may be applicable to any series or class of Floating Rate Certificates, the Pass-Through Rate applicable to any series or class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

        SOC will appoint, and enter into agreements with, agents (each, a “Calculation Agent”) to calculate Pass-Through Rates on each series or class of Floating Rate Certificates. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each series or class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given series or class.

        The Pass-Through Rate on each class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the “Interest Reset Period” for that class, and the first day of each Interest Reset Period being an “Interest Reset Date”), as specified in the applicable prospectus supplement. Interest Reset Dates with respect to each series, and any class within that series of Floating Rate Certificates, will be specified in the applicable prospectus supplement. If an Interest Reset Date for any class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, as specified in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such series or class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

        With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Stated Amount of such certificate (or, in the case of a Strip Certificate with no or a nominal Stated Amount, the Notional Amount specified in the applicable prospectus supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360 in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

        Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from this calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

        Interest on any series (or class within that series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable prospectus supplement.

Principal of the Certificates

        Unless the related prospectus supplement provides otherwise, each certificate (other than certain classes of Strip Certificates) will have a “Stated Amount” which, at any time, will equal the maximum amount that the holder of the certificate will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related trust. Unless otherwise specified in the related prospectus supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such certificate of the class or classes entitled to interest (in the manner and priority specified in such prospectus supplement) until the aggregate Stated Amount of such class or classes has been reduced to zero. The outstanding Stated Amount of a certificate will be reduced to the extent of distributions of principal on the certificate, and, if applicable by the terms of the related series, by the amount of any net losses realized on any Deposited Asset (“Realized Losses”) allocated to the certificate. Unless the related prospectus supplement provides otherwise, the initial aggregate Stated Amount of all classes of certificates of a series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Stated Amount of a series and each class of the series will be specified in the related prospectus supplement. Distributions of principal of any class of certificates will be made on a pro rata basis among all the certificates of such class. Strip Certificates with no Stated Amount will not receive distributions of principal.

Foreign Currency Certificates

        If the Specified Currency of any certificate is not U.S. dollars (“Foreign Currency Certificates”), certain provisions with respect to the certificate will be set forth in the related prospectus supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the certificates.

Indexed Certificates

        From time to time, the trust may offer a series of certificates (“Indexed Certificates”), the principal amount payable at the stated maturity date of which (the “Indexed Principal Amount”) and/or interest with respect to which is determined by reference to the rate of exchange between the specified currency for such certificate and the other currency or composite currency (the “Indexed Currency”) specified in the terms of the certificates;

  the difference in the price of a specified commodity (the “Indexed Commodity”) on specified dates;

  the difference in the level of a specified stock index (the “Stock Index”), which may be based on U.S. or foreign stocks, on specified dates; or

  such other objective price or economic measure as are described in the related prospectus supplement.

The manner of determining the Indexed Principal Amount of an Indexed Certificate, and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will be set forth in the related prospectus supplement.

        Except as otherwise specified in the related prospectus supplement, interest on an Indexed Certificate will be payable based on the amount designated in the related prospectus supplement as the “Face Amount” of such Indexed Certificate. The related prospectus supplement will describe whether the principal amount of the related Indexed Certificate that would be payable upon redemption or repayment prior to the stated maturity date will be the

Face Amount of such Indexed Certificate, the Indexed Principal Amount of such Indexed Certificate at the time of redemption or repayment, or another amount described in such prospectus supplement.

Dual Currency Certificates

        Certificates may be issued as dual currency certificates (“Dual Currency Certificates”), in which case payments of principal and/or interest in respect of Dual Currency Certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the certificates and described in the related prospectus supplement. Other material terms and conditions relating to Dual Currency Certificates will be set forth in the certificates and the related prospectus supplement.

Credit Derivatives

        If so provided in the related prospectus supplement, a trust issuing a series of certificates may enter into a credit derivative arrangement such as a credit default swap agreement. Under such a swap agreement the trust would agree, in return for a fee or other consideration, to assume the default or other credit risk on a security not owned by the trust (a “Reference Security”).

        Upon the occurrence of a default or other objective credit event with respect to the Reference Security, the trust would suffer the resulting loss as required by:

  a provision requiring the trust to pay the counterparty the difference between the face amount of the Reference Security and its then current market value as determined by independent quotations (which payment would be made from the proceeds of the sale of the Underlying Securities), a provision requiring the trust to deliver the Underlying Securities to the counterparty in exchange for the Reference Securities, which would then either be distributed in kind to certificateholders or sold (and the proceeds distributed) or other provisions set forth in the related prospectus supplement with similar effects.

        Similarly, if so provided in the related prospectus supplement, a trust may enter into a put option arrangement in which the trust will agree to purchase a Reference Security for a predetermined price, thus assuming the risk of loss on the Referenced Security.

        Reference Securities will be of the same types as the Underlying Securities described in the related prospectus supplement. The related prospectus supplement will include information regarding Reference Securities and the issuer of the Reference Securities that is analogous to that provided with respect to Underlying Securities.

Optional Exchange

        If a holder may exchange certificates of any given series for a pro rata portion of the Deposited Assets (an “Exchangeable Series”), the terms upon which a holder may exchange certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related trust will be specified in the related prospectus supplement and the related trust agreement.

Default on Underlying Securities and Remedies

        If so provided in the related prospectus supplement, if there is a payment default on or acceleration of amounts due on the Underlying Securities, or an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, then the trustee (i) will sell all of the Underlying Securities and a pro rata portion of the other Deposited Assets and distribute the proceeds from the sale to the certificateholders in accordance with the provisions set forth in the related prospectus supplement (any sale may result in a loss to the certificateholders of the relevant series if the sale price is less than the purchase price for such Underlying Securities), (ii) will distribute the Underlying Securities and a pro rata portion of the other Deposited Assets in kind to the certificateholders in accordance with the provisions set forth in the related prospectus supplement, or (iii) will take such other action as is provided for in the related prospectus supplement. The choice of remedies will be set forth for a given series in the applicable prospectus supplement.

Call Right

        SOC, one or more of its affiliates or an unrelated third party investor may hold the right to purchase all or some of the certificates of a given series or class from the holders thereof (the “Call on Certificates”) or all or some of the Underlying Securities related to a given series of certificates from the trust (the “Call on Underlying Securities” and, together with the Call on Certificates, the “Call Right”). The terms upon which any such specified person or entity may exercise a Call Right, including the exercise dates and the exercise price, will be specified in the applicable prospectus supplement.

Global Securities

        Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series (or, if more than one class exists, any given class within that series) will, upon issuance, be represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for registered certificates denominated and payable in U.S. dollars), or such other depositary identified in the related prospectus supplement (the “Depositary”), and registered in the name of a nominee of the Depositary. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. See “Limitations on Issuance of Bearer Certificates” for provisions applicable to certificates issued in bearer form. Unless and until it is exchanged in whole or in part for individual certificates (each a “definitive certificate”), a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

        The Depository Trust Company has advised SOC as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with the Depositary (“participants”) in such securities through electronic book-entry changes in the accounts of the Depositary participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to SOC that it intends to follow such procedures.

        Upon the issuance of a global security, the Depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual certificates represented by such global security to the accounts of its participants. The accounts to be credited shall be designated by the underwriters of such certificates, or, if such certificates are offered and sold directly through one or more agents, by SOC or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such global security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a global security.

        So long as the Depositary for a global security, or its nominee, is the owner of the global security, the Depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual certificates represented by such global security for all purposes under the trust agreement governing the certificates. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any certificates and will not be considered the certificateholder of the global security under the trust agreement governing the certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any certificate to pledge that certificate to persons or entities that do not participate in the Depositary’s system, or to otherwise act with respect to the certificate, may be limited due to the lack of a physical certificate for the certificate.

        Subject to the restrictions discussed under “Limitations on Issuance of Bearer Certificates” below, distributions of principal of (and premium, if any) and any interest on individual certificates represented by a global security will be made to the Depositary or its nominee, as the case may be, as the certificateholder of the global security. None of SOC, the administrative agent, if any, the trustee for the certificates, any underwriters or agents, any paying agent or the certificate registrar for the certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        SOC expects that the Depositary for certificates of a given class and series, upon receipt of any distribution of principal, premium or interest in respect of a definitive global security representing any certificates, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such Depositary. SOC also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest in respect of the global security will be subject to the restrictions discussed below under “Limitations on Issuance of Bearer Certificates” below.

        If the Depositary for certificates of a given class of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by SOC within ninety days, SOC will issue individual definitive certificates in exchange for the global security or securities representing such certificates. In addition, SOC may at any time and in its sole discretion determine not to have any certificates of a given class represented by one or more global securities and, in such event, will issue individual definitive certificates of such class in exchange for the global security or securities representing such certificates. Further, if SOC so specifies with respect to the certificates of a given class, an owner of a beneficial interest in a global security representing certificates of such class may, on terms acceptable to SOC and the Depositary of the global security, receive individual definitive certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have definitive certificates registered in its name (if the certificates of such class are issuable as registered certificates). Individual definitive certificates of such class so issued will be issued:

  as registered certificates in denominations set forth in the related prospectus supplement,

  as bearer certificates in the denomination or denominations specified by SOC or as specified in the related prospectus supplement if the certificates of such class are issuable as bearer certificates, or as either registered or bearer certificates, if the certificates of such class are issuable in either form.

See, however, “Limitations on Issuance of Bearer Certificates” below for a description of certain restrictions on the issuance of individual bearer certificates in exchange for beneficial interests in a global security.

        The applicable prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any class or series of certificates being offered by the applicable prospectus supplement to the extent not set forth or different from the description set forth above.

DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

        Each certificate of each series (or if more than one class exists, each class within that series) will represent an ownership interest specified for that series (or class) of certificates in a designated security or a pool of securities (the “Underlying Securities”) that are purchased by, or otherwise deposited with, a trust as described in the applicable prospectus supplement. The Underlying Securities will represent one or more of the following:

  debt or asset-backed securities or a pool of debt or asset-backed securities issued by one or more corporations, banking organizations, insurance companies or special purpose vehicles (including trusts, limited liability companies, partnerships or other special purpose entities) organized under the laws of the United States or any state, the District of Columbia or the Commonwealth of Puerto Rico, which in each case are subject to the informational requirements of the Exchange Act and which, in accordance with the Exchange Act, file reports and other information with the SEC or (for certain depository institutions) with a federal bank or thrift regulatory agency (unless in the case of a security guaranteed by a parent company, the parent guarantor files such reports) (“Domestic Corporate Securities”) and, if these securities are Concentrated Underlying Securities, that SOC reasonably believes (based on publicly available information) meet the market capitalization and other requirements for a primary offering of common stock on Form S-3 at the time of offering of the trust certificates (or, in the case of a guaranteed security, SOC reasonably believes the parent guarantor meets these requirements);

  preferred securities issued by one or more trusts or other special purpose entities that hold obligations of issuers that are subject, or are wholly-owned subsidiaries of companies that are subject (in which case such parent companies have fully and unconditionally guaranteed such obligations on a subordinate or non-subordinate basis), to the informational requirements of the Exchange Act and which, in accordance with the Exchange Act, file reports and other information with the SEC (“Trust Preferred Securities”) and, if these securities are Concentrated Underlying Securities, that SOC reasonably believes (based on publicly available information) are eligible for a primary offering of common stock on Form S-3 or Form F-3 at the time of offering of the trust certificates;

  asset-backed securities issued by one or more trusts or other special purpose entities (having outstanding at least $75,000,000 in securities held by non-affiliates) which (unless the depositor is a GSE described below) are subject at the time of issuance of the asset-backed securities to the informational requirements of the Exchange Act and which, in accordance with the Exchange Act, file reports and other information with the SEC (“Asset-Backed Securities” and, together with Corporate Securities (as defined below) and Trust Preferred Securities, “Private Sector Securities”);

  obligations issued or guaranteed by the United States of America or any agency of the United States of America for the payment of which the full faith and credit of the United States of America is pledged (“Treasury Securities”);

  obligations issued by one or more U.S. government sponsored entities (“GSEs”) described below under “Underlying Securities-Government Securities-GSEs”;

  Government Trust Certificates (“GTCs” and, together with Treasury Securities and GSEs, “Domestic Government Securities”) described below;

  obligations issued or guaranteed by a foreign government or any political subdivision or agency or instrumentality thereof (“Foreign Government Securities” and, together with Domestic Government Securities, “Government Securities”);

  debt securities or a pool of debt securities issued by one or more foreign private issuers (as such term is defined in rule 405 under the Securities Act) subject to the informational requirements of the Exchange Act and which, in accordance with the Exchange Act, file reports and other information with the SEC (unless in the case of a security guaranteed by a parent company, the parent guarantor files such reports) (“Foreign Private Securities” and, together with Domestic Corporate Securities, “Corporate Securities”) and, if these securities are Concentrated Underlying Securities, that SOC reasonably believes (based on publicly available information) are eligible for a primary offering of common stock on Form F-3 at the time of offering of the trust certificates (or, in the case of a guaranteed security, SOC reasonably believes the parent guarantor meets these requirements); or

  an obligation issued by a Multilateral Bank Issuer (as defined below).

        Notwithstanding any requirement stated or incorporated in this Prospectus relating to reporting under the Exchange Act, it should be noted that the issuers of the Underlying Securities will not be participating in any offering of trust certificates and that neither SOC, nor any underwriters or agents with respect to the trust certificates, will perform the analysis and review of such issuers that an underwriter of the Underlying Securities would customarily perform.

        This Prospectus relates only to the certificates offered by this Prospectus and does not relate to the Underlying Securities. The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities SOC is permitted to deposit in a trust and is not a complete description of any prospectus relating to any Underlying Security, and, if applicable, any Underlying Securities Indenture (as defined below) and as qualified by the applicable prospectus supplement, prospectus relating to any Underlying Security, if any, and to the extent applicable, the statement of terms or similar document with respect to any Underlying Security, and if applicable, the Underlying Securities Indenture.

Underlying Securities

Private Sector Securities

Private Sector Securities will be either:

  Corporate Securities,

  Trust Preferred Securities, or

  Asset-Backed Securities.

        Corporate Securities. Corporate Securities may consist of senior or subordinated debt obligations issued by domestic or foreign issuers, as described above. With respect to senior or subordinated debt obligations, the related prospectus supplement will specify whether each Corporate Security will have been issued pursuant to an indenture between the issuer of the Underlying Securities and a trustee. If so specified in the related prospectus supplement, the indenture, if any, and the trustee, if any, will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the indenture will contain certain provisions required by the Trust Indenture Act.

        Trust Preferred Securities. As specified in the related prospectus supplement, a trust may include Trust Preferred Securities. Trust Preferred Securities are preferred equity securities issued by a trust, such as a Delaware statutory business trust, established for the purpose of issuing common and preferred equity securities and investing the proceeds in certain subordinated debt obligations. Trust Preferred Securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trusts’ principal assets. Specifically, the Trust Preferred Securities generally have a liquidation preference equal to the principal balance of the subordinated debt obligations and are subject to mandatory redemption on the maturity date of the subordinated debt obligations, or such earlier date as the issuer optionally prepays the subordinated debt. The Trust Preferred Securities generally pay distributions at a rate approximately equal to the interest rate on the subordinated debt obligations, and these and interest payments generally are due on or about the same date.

        The trusts that issue Trust Preferred Securities generally have no assets other than the subordinated debt obligations issued by the trusts’ affiliates. Such subordinated debt obligations are subordinated to all other unsubordinated debt of the affiliates, including debt issued subsequent to issuance of the subordinated debt obligations.

        Asset-Backed Securities. As specified in the related prospectus supplement, a trust may include one or more Asset-Backed Securities. Asset-Backed Securities may be asset-backed notes or pass-through certificates, in each case issued by a trust or other special-purpose entity. Asset-backed notes are secured by, and pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Such financial assets may consist of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, floor plan (inventory) loans, automobile leases, equipment leases, and other assets that produce streams of payments. Asset-backed notes generally are issued pursuant to indentures and pass-through certificates generally are issued pursuant to pooling and servicing agreements. A separate servicing agreement typically is executed in connection with asset-backed notes (such servicing agreements, indentures and pooling and servicing agreements, the “Asset-Backed Agreements”).

        The Asset-Backed Agreements provide for the appointment of a trustee and the segregation of the transferred pool of assets from the other assets of the transferor. Such segregation generally is only required to the extent necessary to perfect the interest of the trustee in the assets against claims of unsecured creditors of the transferor of the assets. Where so required by the Uniform Commercial Code (the “UCC”) (for instance, home equity loan notes) certain of the documents evidencing the underlying receivables are delivered to the possession of the trustee or other custodian for the holders of the Asset-Backed Securities. In the case of most assets, either no documents evidence the receivables (for instance, credit card receivables) or documents exist, but the UCC does not require their possession to perfect a transfer (for instance, automobile installment sales contracts). In these cases, the transferor segregates the assets only on its own books and records, such as by marking its computer files, and perfects the trustee’s interest by filing a financing statement under the UCC. This method of segregation and perfection presents the risk that the trustee’s interest in the assets could be lost as a result of negligence or fraud, such that the trustee and the Asset-Backed Security holders become unsecured creditors of the transferor of the assets.

Government Securities

        Government Securities will be either:

  Treasury Securities,

  GSEs,

  GTCs, or

  Foreign Government Securities.

        Treasury Securities. Treasury Securities are securities issued or guaranteed by the United States of America or by any of its agencies if the full faith and credit of the United States of America is pledged for their payment.

        GSEs. General. As specified in the applicable prospectus supplement, the obligations of GSEs may be included in a trust. GSEs include, but are not limited to, the following: Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority and Federal Farm Credit Banks. GSE debt securities generally are exempt from registration under Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a trust only to the extent the organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to the organization. Based on information contained in the offering document by which any GSE issuer’s securities were originally offered, the applicable prospectus supplement will set forth information with respect to the public availability of information with respect to any GSE issuer the debt securities of which constitute more than ten percent (10%) of the Underlying Securities for any series of certificates as of the date of the prospectus supplement. The specific terms and conditions of the Underlying Securities will be set forth in the related prospectus supplement.

        In the case of a GSE issuer, there will generally be a fiscal agent with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement. A fiscal agent is not a trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE’s securities as would a trustee. Unless otherwise specified in the related prospectus supplement, the Underlying Securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality of the United States other than the related GSE.

        Contractual and Statutory Restrictions. A GSE issuer and the related Underlying Securities may be subject to contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the related prospectus supplement, each GSE is limited to the activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. A GSE’s promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government may cause or require the GSE to conduct its business in a manner that differs from the manner that an enterprise which is not a GSE might employ.

        Neither the United States nor any agency of the United States is obligated to finance any GSE issuer’s operations or to assist a GSE issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE’s activities.

        GTCs. As specified in the related prospectus supplement, a trust may include one or more GTCs. GTCs are certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the “GTC Notes”), payable in U.S. dollars, of a certain foreign government, backed by a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes.

        Foreign Government Securities. As specified in the applicable prospectus supplement, Foreign Government Securities are obligations guaranteed or issued by one or more foreign governments or any political subdivision or agency or instrumentality thereof.

Multilateral Bank Issuers

        As specified in the related prospectus supplement, a trust may include obligations of one or more Multilateral Bank Issuers. A “Multilateral Bank Issuer” means the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the International Finance Corporation, the European Bank for Reconstruction and Development, or another multilateral development bank that has a comparable volume of outstanding securities and files with the SEC comparable publicly available information, and the securities of which are exempt from registration under the Securities Act.

General Terms of the Underlying Securities

        Covenants. If specified in the related prospectus supplement, the Underlying Securities that consist of senior or subordinated debt obligations will be issued pursuant to an indenture (the “Underlying Securities Indenture”). Underlying Securities Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer’s, and in some cases any of its subsidiary’s, ability to:

  consolidate, merge, or transfer or lease assets;

  incur or permit to exist any lien, charge, or encumbrance upon any of its property or assets;

  incur, assume, guarantee or permit to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; or

  declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.

        An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to specified exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

        The Underlying Securities Indenture related to one or more Underlying Securities included in a trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. There can be no assurance that any of these provisions will protect the trust as a holder of the Underlying Securities against losses.

        The prospectus supplement used to offer any series of certificates will describe material covenants in relation to any Underlying Securities that represents ten percent or more of the total Underlying Securities with respect to any series of certificates (a “Concentrated Underlying Security”) and, as applicable, will describe material covenants which are common to any pool of Underlying Securities.

        Events of Default. Indentures for the Underlying Securities will generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof:

  failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

  failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities; or

  failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

        Remedies. Indentures for Underlying Securities generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer’s right to cure, if applicable. Generally, an indenture will contain a provision entitling the indenture trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder’s right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

        Each Underlying Securities Indenture or Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. There can be no assurance that any of these provisions will protect the trust, as a holder of the Underlying Securities, against losses. If an event of default occurs and the indenture trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the certificateholders’ objectives may differ from those of holders of other securities of the same series and class as any Underlying Security (“Outstanding Debt Securities”) in determining whether to declare the acceleration of the Underlying Securities.

        Subordination. As set forth in the applicable prospectus supplement, certain of the Underlying Securities with respect to any trust may be either senior (“Senior Underlying Securities”) or subordinated (“Subordinated Underlying Securities”) in right to payment to other existing or future indebtedness of the issuer of the Underlying Securities. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the issuer of the Underlying Securities. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the trust as a holder of Senior Underlying Securities would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the prospectus supplement used to offer any series of certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a trust comprised of a pool of securities.

        Secured Obligations. Certain of the Underlying Securities with respect to any trust may represent secured obligations of the issuer of the Underlying Securities (“Secured Underlying Securities”). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain provisions for release, substitution or disposition of collateral under specified circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of specified events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

        The Underlying Securities Indenture with respect to any Secured Underlying Security may include, some, all or none of the foregoing provisions or variations thereof. The prospectus supplement used to offer any series of certificates which includes Concentrated Underlying Securities which are Secured Underlying Securities, will describe the security provisions of the Underlying Securities and the related collateral. With respect to any trust comprised of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable prospectus supplement will disclose general information with respect to such security provisions and the collateral.

Principal Economic Terms of Concentrated Underlying Securities

        The applicable prospectus supplement will include a description of the following terms, as applicable, of any Concentrated Underlying Securities:

  the identity of the issuer of the Underlying Securities;

  the title and series of the Underlying Securities and their aggregate principal amount, denomination and form;

  whether the Underlying Securities are senior or subordinated to any other obligations of the issuer of Underlying Securities;

  whether any of the obligations are secured or unsecured and, if secured, the nature of any collateral;

  the limit, if any, upon the aggregate principal amount of the Underlying Securities;

  the dates on which, or the range of dates within which, the principal of (and premium, if any, on) the Underlying Securities will be payable;

  the rate or rates or the method of determination of the rates, at which the Underlying Securities will bear interest, if any (“Underlying Securities Rate”); the date or dates from which interest will accrue (“Underlying Securities Interest Accrual Periods”); and the dates on which interest will be payable (“Underlying Securities Payment Dates”);

  the obligation, if any, of the issuer of the Underlying Securities to redeem the Underlying Securities as required by any sinking fund or analogous provisions, or at the option of a holder, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which the Underlying Securities may be redeemed or repurchased, in whole or in part;

  the periods within which (or the dates on which), the prices at which and the terms and conditions upon which the Underlying Securities may be redeemed, if any, in whole or in part, at the option of the issuer of the Underlying Securities;

  whether the Underlying Securities were issued at a price lower than their principal amount;

  if other than United States dollars, the foreign or composite currency in which the Underlying Securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on the Underlying Securities will be made (the “Underlying Securities Currency”), and the circumstances, if any, when such currency of payment may be changed;

  material events of default or restrictive covenants provided for with respect to the Underlying Securities;

  the rating of the Underlying Securities, if any, and

  any other material terms of the Underlying Securities.

        With respect to a trust comprised of a pool of Underlying Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Underlying Securities pool as of the Cut-off Date that is specified in the applicable prospectus supplement, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the applicable terms set forth above and any other material terms regarding such pool of securities.

Publicly Available Information

        In addition to the foregoing, with respect to each issuer of Concentrated Underlying Securities the applicable prospectus supplement will describe the existence and type of financial reporting information that is made publicly available by each such issuer and will disclose where and how prospective purchasers of the certificates may obtain publicly available information with respect to each such issuer. Publicly available information for entities, other than entities whose securities are exempt from registration under the Securities Act of 1933, will typically consist of the quarterly and annual reports filed under the Exchange Act by the issuer with, and which are available from, the SEC. This information will typically consist of the obligor’s annual report, which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable prospectus supplement, or from the office of the obligor identified in the related prospectus supplement. However, the precise nature of this publicly available information and where and how it may be obtained with respect to any given issuer will vary, and, as described above, will be set forth in the applicable prospectus supplement.

Other Deposited Assets

        In addition to the Underlying Securities, SOC may also deposit into a given trust, or the trustee on behalf of the certificateholders of a trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related prospectus supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars), cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect to the Underlying Securities), credit derivatives and direct obligations of the United States (all such assets for any given series, together with the related Underlying Securities, the “Deposited Assets”). The applicable prospectus supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

        Unless otherwise specified in the related prospectus supplement, the Deposited Assets for a given series of certificates and the related trust will not constitute Deposited Assets for any other series of certificates and the related trust and the certificates of each class of a given series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable prospectus supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within such series. In such event, the other classes of such series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support

        As specified in the applicable prospectus supplement for a given series of certificates, the trust for any series of certificates may include, or the certificateholders of such series (or any class or group of classes within such series) may have the benefit of, credit support for any class or group of classes within such series. Credit support may be provided by any combination of the following means described below or any other means described in the applicable prospectus supplement. The applicable prospectus supplement will set forth whether the trust for any class or group of classes of certificates contains, or the certificateholders of such certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to any such class or classes and certain information with respect to the obligors of each such element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of such class or classes unless such obligor is subject to the informational requirements of the Exchange Act.

        If so provided in the related prospectus supplement, the credit support for any series or class of certificates may include, in addition to the subordination of certain classes of such series and the establishment of a reserve account, any of the other forms of credit support described below. Any such other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the certificateholders of such class or as otherwise specified in the related prospectus supplement. In addition, if so provided in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid by such credit support out of amounts otherwise payable to one or more of the classes of the certificates of such series.

        Subordination. As discussed below under “—Collections,” the rights of the certificateholders of any given class within a series of certificates to receive collections from the trust for such series and any credit support obtained for the benefit of the certificateholders of such series (or classes within such series) may be subordinated to the rights of the certificateholders of one or more other classes of such series to the extent described in the related prospectus supplement. Such subordination accordingly provides some additional credit support to those certificateholders of those other classes. For example, if losses are realized during a given period on the Deposited Assets relating to a series of certificates such that the collections received on the Deposited Assets are insufficient to make all distributions on the certificates of such series, those realized losses would be allocated to the certificateholders of any class of any such series that is subordinated to another class, to the extent and in the manner provided in the related prospectus supplement. In addition, if so provided in the applicable prospectus supplement, certain amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under “—Reserve Accounts” and in the related prospectus supplement.

        Letter of Credit; Surety Bond. The certificateholders of any series (or class or group of classes of certificates within such series) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company. In either case, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to cause the letter of credit or the surety bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage under the letter of credit or surety bond has been exhausted through payment of claims) and to pay timely the fees or premiums for the letter of credit or surety bond unless, as described in the related prospectus supplement, the payment of such fees or premiums is otherwise provided for. The trustee or such other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws under the letter of credit or surety bond. The applicable prospectus supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

        Unless otherwise specified in the applicable prospectus supplement, in the event that the letter of credit bank or the surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related prospectus supplement, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any surety, as applicable, will continue to satisfy such requirements or that any such substitute letter, of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the letter of credit or the surety bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

        Reserve Accounts. If so provided in the related prospectus supplement, the trustee or such other person specified in the prospectus supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the trustee) (a “reserve account”) any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement. In the alternative or in addition to such deposit, a reserve account may be funded through application of a portion of collections received on the Deposited Assets for a given series of certificates, in the manner and priority specified in the applicable prospectus supplement. Amounts deposited in such reserve account may be distributed to certificateholders of such class or group of classes within such series, or may be used for other purposes, in the manner and to the extent provided in the related prospectus supplement. Amounts deposited in any reserve account will be invested in certain permitted investments by, or at the direction of, the trustee, SOC or such other person named in the related prospectus supplement.

Collections

        The trust agreement will establish procedures by which the trustee or such other person specified in the prospectus supplement is obligated to administer the related Deposited Assets. This will include making collections of all payments made on the Deposited Assets and depositing the collections from time to time prior to any applicable Distribution Date into a segregated account maintained or controlled by the trustee for the benefit of such series (each a “certificate account”). The trustee (or an administrative agent, if provided for in the related prospectus supplement) will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the certificates of such series (and classes within such series), all in the manner and priorities described in the related prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and Distribution Dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. Amounts received from the Deposited Assets and any credit support obtained for the benefit of certificateholders for a particular series or class of certificates over a specified period may not be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such certificates. The applicable prospectus supplement will also set forth the manner and priority by which any Realized Losses will be allocated among the classes of any series of certificates, if applicable.

        The relative priorities of distributions with respect to collections from the assets of the trust assigned to classes of a given series of certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such class for payments of other amounts, such as interest or premium.

DESCRIPTION OF THE TRUST AGREEMENT

        The following summary of certain provisions of the trust agreement and the certificates is not complete and is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement. The applicable prospectus supplement for a series of certificates will describe any material provision of the trust agreement or the certificates that is not described in this Prospectus.

Acquisition of Deposited Assets

        At the time of issuance of any series of certificates, unless otherwise specified in the applicable prospectus supplement, SOC will cause the Underlying Securities and any other Deposited Assets to be included in the related trust, and any other Deposited Asset specified in the prospectus supplement, to be acquired by the related trustee or otherwise included in the trust, together with all principal, premium (if any) and interest received by or on behalf of SOC on or with respect to such Deposited Assets after the cut-off date specified in the prospectus supplement (the “Cut-off Date”), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest. Information concerning each Deposited Asset will be set forth in the trust agreement and in the applicable prospectus supplement.

        In addition, unless otherwise specified in the applicable prospectus supplement, SOC will, with respect to each Deposited Asset, deliver or cause to be delivered to the trustee (or to the custodian) all documents necessary to transfer ownership of such Deposited Asset to the trustee. The trustee (or such custodian) will hold these documents in trust for the benefit of the certificateholders.

Collection and Other Administrative Procedures

        General. With respect to any series of certificates the trustee, administrative agent, if any, or such other person specified in the applicable prospectus supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets. The trustee or administrative agent will follow the collection procedures, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the trust agreement and any related instrument governing any credit support (collectively, the “credit support instruments”) and provided that, except as otherwise expressly set forth in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. Unless otherwise specified in the applicable prospectus supplement, the administrative agent or the trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the certificateholders of the related series of certificates.

        Sub-Administration. Any trustee or administrative agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a “sub-administrative agent”). However, the trustee or administrative agent will remain obligated with respect to such obligations under the trust agreement. Information concerning any sub-administrative agent will be set forth in the related prospectus supplement. The administrative agent or trustee may require any sub-administrative agent to agree to indemnify the administrative agent or trustee, as applicable, for any liability or obligation sustained in connection with any act or failure to act by the sub-administrative agent.

        Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable prospectus supplement, the trustee, on behalf of the certificateholders of a given series (or any class or classes within such series), will present claims under each applicable credit support instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the trustee or administrative agent under any credit support instrument are to be deposited in the certificate account for the related trust, subject to withdrawal as described above.

        Unless otherwise provided in the applicable prospectus supplement, if recovery on a defaulted Deposited Asset under any related credit support instrument is not available, the trustee will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to recover upon the defaulted Deposited Asset. However, except as otherwise expressly provided in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid on the Deposited Assets at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the administrative agent and the trustee in connection with such proceedings to the extent reimbursable from the assets of the trust under the trust agreement, the trust will realize a loss in the amount of such difference. Only if and to the extent provided in the applicable prospectus supplement, the administrative agent or trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

Retained Interest

        The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner of the Retained Interest. A Retained Interest will be established on an asset-by-asset basis. A Retained Interest in a Deposited Asset represents a specified interest in the Deposited Asset. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable certificate account or become a part of the related trust. Unless otherwise provided in the applicable prospectus supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to certificateholders on a pari passu basis.

Trustee and Administrative Agent Compensation and Payment of Expenses

        If compensation of the trustee or an administrative agent, if any, is payable from assets of the related trust, then the applicable prospectus supplement will specify the trustee’s and the administrative agent’s compensation, and the source, manner and priority of payment of the compensation, with respect to a given series of certificates.

        If and to the extent specified in the applicable prospectus supplement, in addition to amounts payable to the trustee or the administrative agent, if any, the trustee or an administrative agent, if any, may be permitted to pay from its compensation certain expenses incurred in connection with its carrying out its duties and obligations with respect to a given series of certificates, including, without limitation, payment of the expenses incurred by the trustee, the administrative agent or any independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement.

Certain Matters Regarding the Trustee, the Administrative Agent and SOC

        An administrative agent, if any, for each series of certificates under the trust agreement will be named in the related prospectus supplement. The entity serving as administrative agent for any such series may be the trustee, SOC, an affiliate of either or any third party and may have other normal business relationships with the trustee, SOC, or their respective affiliates.

        The trust agreement will provide that an administrative agent may resign from its obligations and duties under the trust agreement with respect to any series of certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any class of certificates of such series, or upon a determination that its duties under the trust agreement with respect to such series are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor has assumed the administrative agent’s obligations and duties under the trust agreement with respect to such series.

        The trust agreement may also provide for the termination of the administrative agent upon the occurrence of certain administrative agent termination events, which events will be set forth in the related prospectus supplement as applicable.

        The trust agreement will further provide that neither an administrative agent, SOC, the trustee nor any director, officer, employee, or agent of the administrative agent, the trustee or SOC will incur any liability to the related trust or certificateholders for any action taken, or for refraining from taking any action, in good faith under the trust agreement or for errors in judgment; provided, however, that none of the trustee, the administrative agent, SOC nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the trust agreement or by reason of reckless disregard of obligations and duties under the trust agreement. The trust agreement will further provide that, unless otherwise provided in the applicable series supplement, the trustee, an administrative agent, SOC and any director, officer, employee or agent of the trustee, the administrative agent or SOC will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the trust agreement or by reason of reckless disregard of obligations and duties under the trust agreement. In addition, the trust agreement will provide that neither the trustee, an administrative agent nor SOC will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement or which in its opinion may cause it to incur any expense or liability. Each of the trustee, the administrative agent or SOC may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the rights and duties of the parties to the trust agreement and the interests of the certificateholders under the trust agreement. The applicable prospectus supplement will describe how the legal expenses and costs of such action and any liability resulting from such action will be allocated.

        The trustee, SOC and any administrative agent shall have no obligation with respect to the Underlying Securities. SOC is not authorized to proceed against the issuer of the Underlying Securities in the event of a default. Except as expressly provided in the trust agreement, the trustee is not authorized to proceed against the issuer of the Underlying Securities or to assert the rights and privileges of certificateholders.

        Any person into which the trustee or an administrative agent may be merged or consolidated, or any person resulting from any merger or consolidation to which the trustee or an administrative agent is a part, or any person succeeding to the business of the trustee or an administrative agent, will be the successor of the trustee or the administrative agent (as the case may be) under the trust agreement with respect to the certificates of any given series.

Remedies of Certificateholders

        No certificateholder will have the right under the trust agreement to institute any proceeding with respect to the trust agreement unless the holder previously has given to the trustee written notice of breach and unless the holders of certificates evidencing not less than the Required Percentage of the Voting Rights have made written request upon the trustee to institute such proceeding in its own name as trustee under the trust agreement and have offered to the trustee reasonable indemnity, and the trustee for fifteen days has neglected or refused to institute any such proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the trust agreement or to make any investigation of matters arising under the trust agreement or to institute, conduct or defend any litigation under the trust agreement or in relation to the trust agreement at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee.

Modification and Waiver

        Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended by SOC and the trustee with respect to such series, without notice to or consent of the certificateholders, for specified purposes including:

  to cure any ambiguity,

  to correct or supplement any provision of the trust agreement that may be inconsistent with any other provision of the trust agreement or in the applicable prospectus supplement,

  to add or supplement any credit support for the benefit of any certificateholders (provided that if any such addition affects any series or class of certificateholders differently than any other series or class of certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of certificateholders), to add to the covenants, restrictions or obligations of SOC, the administrative agent, if any, or the trustee for the benefit of the certificateholders,

  to add, change or eliminate any other provisions with respect to matters or questions arising under such trust agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the trust or result in a sale or exchange of any certificate for tax purposes and (y) the trustee has received written confirmation from each rating agency rating such certificates that such amendment will not cause such rating agency to qualify, reduce or withdraw the then current rating of the certificates, or to comply with any requirements imposed by the Internal Revenue Code.

Without limiting the generality of the foregoing, unless otherwise specified in the applicable prospectus supplement, the trust agreement may also be modified or amended from time to time by SOC and the trustee, with the consent of the holders of certificates evidencing not less than the Required Percentage of the Voting Rights of those certificates that are materially adversely affected by such modification or amendment, for the purpose of adding any provision to or changing or eliminating any provision of the trust agreement or of modifying in any manner the rights of such certificateholders; provided, however, that in the event modification or amendment would materially adversely affect the rating of any series or class by each rating agency rating the certificates, the Required Percentage specified in the related series supplement to the trust agreement shall include an additional specified percentage of the certificates of such series or class.

        Except as otherwise set forth in the applicable prospectus supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of, or alter the timing of, distributions or payments which are required to be made on any certificate without the consent of the holder of such certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any amendment without the consent of the holders of all related certificates then outstanding.

        Unless otherwise specified in the applicable prospectus supplement, holders of certificates evidencing not less than the Required Percentage of the Voting Rights of a given series may, on behalf of all certificateholders of that series, (i) waive, insofar as that series is concerned, compliance by SOC, the trustee or the administrative agent, if any, with certain restrictive provisions, if any, of the trust agreement before the time for such compliance and (ii) waive any past default under the trust agreement with respect to certificates of that series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding certificate affected by the modification or amendment.

Reports to Certificateholders; Notices

        Reports to Certificateholders. Unless otherwise provided in the applicable prospectus supplement, with each distribution to certificateholders of any class of certificates of a given series, the administrative agent or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such certificateholder, to SOC and to such other parties as may be specified in the trust agreement, a statement setting forth:

  the amount of such distribution to certificateholders of such class allocable to principal of or interest or premium, if any, on the certificates of such class; and the amount of aggregate unpaid interest as of such Distribution Date;

  in the case of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified in this Prospectus and in the related prospectus supplement;

  the amount of compensation received by the administrative agent, if any, and the trustee for the period relating to such Distribution Date, and such other customary information as the administrative agent, if any, or otherwise the trustee deems necessary or desirable to enable certificateholders to prepare their tax returns;

  if the prospectus supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

  the aggregate Stated Amount or, if applicable, Notional Amount of the Deposited Assets and the current interest rate on the Deposited Assets at the close of business on such Distribution Date;

  the aggregate Stated Amount or aggregate Notional Amount, if applicable, of each class of certificates at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Stated Amount or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

  as to any series (or class within such series) for which credit support has been obtained, the amount of coverage of each element of credit support included in the series (or class within such series) as of the close of business on such Distribution Date.

        In the case of information furnished with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, the amounts shall be expressed as a U.S. dollar amount (or equivalent U.S. dollar amount in any other Specified Currency) per minimum denomination of certificates or for such other specified portion of the certificates. Within a reasonable period of time after the end of each calendar year, the administrative agent or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a certificateholder a statement containing the information set forth above with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, aggregated for such calendar year or the applicable portion of the calendar year during which such person was a certificateholder. Such obligation of the administrative agent or the trustee, as applicable, will be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the administrative agent or the trustee, as applicable, under any requirements of the Internal Revenue Code as are from time to time in effect.

        In addition, the trustee shall after the close of each calendar year, deliver to each Certificateholder, as may be required by the Code or otherwise, such information for such year as may be required to enable each Certificateholder to prepare its federal income taxes.

        Notices. Unless otherwise provided in the applicable prospectus supplement, any notice required to be given to a holder of a registered certificate will be mailed to the last address of such holder set forth in the applicable certificate register. Any notice required to be given to a holder of a bearer certificate will be published in a daily morning newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer certificate.

Replacement Certificates

        Unless otherwise provided in the applicable prospectus supplement, if a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York (in the case of registered certificates) or at the principal London office of the applicable trustee (in the case of bearer certificates) or its designee, or such other location as may be specified in the applicable prospectus supplement, upon payment by the holder of such expenses as may be incurred by the applicable trustee in connection with the replacement of the certificate and the furnishing of such evidence and indemnity as such trustee may require. Mutilated certificates must be surrendered before new certificates will be issued.

Termination

        The obligations created by the trust agreement for each series of certificates will terminate upon the events described in the related prospectus supplement.

Duties of the Trustee

        The trustee makes no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any Deposited Asset or related document. The trustee is not accountable for the use or application by or on behalf of any administrative agent of any funds paid to the administrative agent or its designee in respect of such certificates or the Deposited Assets, or deposited into or withdrawn from the related certificate account or any other account by or on behalf of the administrative agent. The trustee is required to perform only those duties specifically required under the trust agreement with respect to such series.

The Trustee

        The trustee for any given series of certificates under the trust agreement will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have normal banking relationships with, SOC, any administrative agent and their respective affiliates.

LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

        In compliance with United States federal income tax laws and regulations, SOC and any underwriter, agent or dealer participating in the offering of any bearer certificate will agree that, in connection with the original issuance of such bearer certificate and during the period ending 40 days after the issue of such bearer certificate, they will not offer, sell or deliver such bearer certificate, directly or indirectly, to a U.S. Person (as defined below) or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

        Bearer certificates will bear a legend to the following effect: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person that holds bearer certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such bearer certificates.

        As used in this Prospectus, “United States” means the United States of America and its possessions, and “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

        Pending the availability of a definitive global security or individual bearer certificates, as the case may be, certificates that are issuable as bearer certificates may initially be represented by a single temporary global security, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, Luxembourg, société anonyme (“Clearstream”) for credit to the accounts designated by or on behalf of the purchasers of such certificates. Following the availability of a definitive global security in bearer form, without coupons attached, or individual bearer certificates and subject to any further limitations described in the applicable prospectus supplement, the temporary global security will be exchangeable for interests in such definitive global security or for such individual bearer certificates, respectively, only upon receipt of a “Certificate of Non-U.S. Beneficial Ownership.” A “Certificate of Non-U.S. Beneficial Ownership” is a certificate to the effect that a beneficial interest in a temporary global security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No bearer certificate will be delivered in or to the United States. If so specified in the applicable prospectus supplement, interest on a temporary global security will be distributed to each of Euroclear and Clearstream with respect to that portion of such temporary global security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.

FEDERAL INCOME TAX CONSEQUENCES

        In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel (“Special Tax Counsel”) (i) the Trust will be a grantor trust or partnership for federal income tax purposes and not an association taxable as a corporation (or publicly traded partnership treated as an association) and (ii) each certificateholder will be treated, for federal income tax purposes, as a holder of an equity interest in the Trust. Special Tax Counsel has not delivered (and unless otherwise indicated in the related prospectus supplement does not intend to deliver) any other opinions regarding the Trust or the certificates. Prospective investors should be aware that no rulings have been sought from the Internal Revenue Service (the “IRS”), and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with Special Tax Counsel’s opinions. If, contrary to Special Tax Counsel’s opinion, the Trust is characterized or treated as a corporation for United States federal income tax purposes, among other consequences, the Trust would be subject to United States federal income tax (and similar state income or franchise taxes) on its income and distributions to certificateholders would be impaired. In light of Special Tax Counsel’s opinion, however, the balance of this discussion assumes that the Trust will not be characterized or treated as a corporation.

        The following summary of the material United States income tax consequences of the ownership of the certificates is based on the Internal Revenue Code of 1986 (the “Code”) as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this Prospectus. This summary is intended as an explanatory discussion of the consequences of holding the certificates generally and does not purport to furnish information in the level of detail or with the investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, it is strongly recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to its particular situation.

        Except with respect to certain withholding tax matters discussed below under “Withholding Taxes,” the discussion is limited to consequences to U.S. Persons. For purposes of this discussion, a U.S. Person is:

  a citizen or resident of the United States,

  a corporation or partnership organized in or under the laws of the United States, any state of the United States or the District of Columbia, or an estate or trust that is a United States person within the meaning of Section 7701(a)(30) of the Code.

        For the purposes of this discussion, SOC and Special Tax Counsel have assumed, without inquiry, that the Underlying Securities will be characterized as indebtedness for United States federal income tax purposes. The related prospectus supplement may contain additional information about the United States federal income tax characterization of the Deposited Assets.

Tax Status of the Trust

        The Trust shall be treated as a grantor trust for tax reporting purposes. Prospective investors should be aware, however, that certain of the terms of the certificates (for example, the allocation of the proceeds of a disposition of the Underlying Securities) may be viewed by the IRS as inconsistent with the grantor trust rules and, accordingly, the Trust may be viewed by the IRS as a partnership for federal income tax purposes. Nonetheless, because treating the Trust as a grantor trust is the more appropriate approach for tax reporting purposes, the Trustee currently intends to treat the trust as a grantor trust and, except as specifically indicated otherwise under “Possible Recharacterization of the Trust as a Partnership” below, the balance of this discussion assumes that the Trust will be so classified. (The applicable trust agreement will prohibit the Trust from electing to be taxed as a corporation.)

        Each certificateholder will be treated, for United States federal income tax purposes, as a holder of an equity interest in the Trust and, accordingly, (i) as if it had purchased its pro rata interest of the Trust’s underlying assets and (ii) as if it were the obligor on its pro rata portion of the Trust’s obligations. Thus, for example, if the certificates or the Underlying Securities are subject to call warrants, each certificateholder will be treated as if it had sold call warrants with respect to the Underlying Securities in an amount representing its pro rata interest in the Trust. Further, if the income of the Trust is used (directly or indirectly) to pay expenses of the Trust, the holders will be treated as if each had first earned its pro rata share of that income and then paid its share of the expense. Prospective investors should be aware that expenses of the Trust may be subject to limitations on deductibility, which may depend on each particular investor’s circumstances, but would include, in the case of an individual (or entity treated as an individual) Section 67 of the Code, which allows miscellaneous itemized deductions only to the extent that in the aggregate they exceed 2 percent of adjusted gross income.

        Unless otherwise provided in the related prospectus supplement, the Trust will identify the Underlying Securities and any call warrants as part of an integrated transaction within the meaning of Treasury Regulation § 1.1275-6. Among other consequences of such identification is the treatment generally of each certificate as a synthetic debt instrument issued on the date it is acquired by the holder of the certificate. Similar treatment will also generally apply to certificates representing “stripped coupons” and/or “stripped bonds,” which generally will be the case when certificates are issued in multiple classes and the different classes represent the ownership of differing percentage ownership interests of the right to interest and principal on the Underlying Securities. It is also possible that each certificate will be treated as an actual debt instrument issued on the Closing Date. In that case, the certificates would be taxed like conventional debt instruments and the discussion under “Income of Certificateholders” would not apply. If a series of certificates has more than one class and some but not all classes are treated as actual debt instruments issued on the Closing Date, income on the classes not so treated may be treated as unrelated business taxable income (and thus subject to tax) in the hands of pension plans, individual retirement accounts and other tax-exempt investors.

Income of Certificateholders

        Original Issue Discount. Unless otherwise provided in the related prospectus supplement, each certificateholder will be subject to the original issue discount (“OID”) rules of the Code and Treasury Regulations with respect to such certificates. Under those rules, the certificateholder (whether on the cash or accrual method of accounting) will be required to include in income the OID on the certificates as it accrues on a daily basis, under a constant yield method, regardless of when cash payments are received. The amount of OID on a certificate generally will be equal to the excess of all amounts payable on the certificate over the amount paid to acquire the certificate and the constant yield used in accruing OID generally will be the yield to maturity of a certificate as determined by each holder based on that holder’s purchase price for the certificate. It is unclear whether the holder of a certificate should, in calculating OID, assume that the Underlying Securities will, or will not, be called under any Call Warrant. Further, it is not clear how actual and expected future prepayments or losses on the Underlying Securities are to be taken into account.

        The Trustee intends for information reporting purposes to account for OID, if any, reportable by certificateholders by reference to the price paid for a certificate by an initial purchaser at an assumed issue price, although the amount of OID will differ for other purchasers. Such purchasers should consult their tax advisers regarding the proper calculation of OID.

        The amount of OID that is reported in income in any particular year will not necessarily bear any relationship to the amount of distributions, if any, paid to a holder in that year.

        Purchase and Sale of a Certificate. A certificateholder’s adjusted tax basis in a certificate generally will equal the cost of the certificates, increased by any amounts includible in income as OID, and reduced by any payments made on the certificates. If a certificate is sold or redeemed, capital gain or loss will be recognized equal to the difference between the proceeds of the sale or redemption and the certificateholder’s adjusted tax basis in the certificates.

Possible Recharacterization of the Trust as a Partnership

        As indicated above, it is possible that the IRS will seek to recharacterize the Trust as a partnership. If the IRS were to successfully recharacterize the Trust as a partnership, the Trust would not be subject to federal income tax. Under Treasury Regulation § 1.761-2, certain partnerships may “elect out” of subchapter K of the Code (partnership tax accounting). Although subject to uncertainty, if the Trust is characterized as a partnership, it is likely to be eligible to make this election. Assuming that it is so eligible, each certificateholder will be required to report its respective share of the items of income, deductions, and credits of the organization on their respective returns (making such elections as to individual items as may be appropriate) in a manner consistent with the exclusion of the Trust from partnership tax accounting. Such reporting should be substantially similar to the income tax reporting that would be required under the grantor trust rules. In mutual consideration for each holder’s purchase of a certificate, each such holder is deemed to consent to the Trust’s making of a protective election out of subchapter K of the Code.

        If the election to be excluded from the partnership tax accounting provisions of the Code is not effective, among other consequences, (i) the Trust would be required to account for its income and deductions at the Trust level (not necessarily taking into account any particular holder’s circumstances, including any difference between the holder’s basis in its certificates and the Trust’s basis in its assets) and to utilize a taxable year for reporting purposes and (ii) each holder would be required to separately take into account such holder’s distributive share of income and deductions of the Trust. A holder would take into account its distributive share of Trust income and deductions for each taxable year of the Trust in the holder’s taxable year which ends with or within the Trust’s taxable year. A holder’s share of the income of the Trust computed at the Trust level would not necessarily be the same as if computed under the OID rules described above under “Income of Certificateholders” and, in particular, may not take account of any difference in the yield on the certificate to the holder based on the certificateholder’s purchase price and the yield on the Underlying Securities determined at the Trust level.

Withholding Taxes with Respect to Non-U.S. Persons

        Payments made on a certificate to a person that is not a U.S. Person and has no connection with the United States other than holding its certificates generally will be made free of United States federal withholding tax, provided that (i) the holder is not related (directly or indirectly) to the obligor, guarantor, if any, or sponsor of the Underlying Securities, SOC, the holder of any other class of certificates (if such Series provides for multiple classes of certificates), the holder of any Call Warrant or the counterparty on any notion principal contract or other derivative contract of which the Trust is a party and (ii) the holder complies with certain identification and certification requirements imposed by the IRS.

State and Other Tax Consequences

        In addition to the federal income tax consequences described above, potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership and disposition of the certificates. State, local and foreign tax law may differ substantially from federal tax law, and this discussion does not purport to describe any aspect of the tax law of a state or other jurisdiction (including whether the Trust, if treated as a partnership for federal income tax purposes, would be treated as a partnership under any state or local jurisdiction). Therefore, it is strongly recommended that prospective purchasers consult their own tax advisers with respect to such matters.

PLAN OF DISTRIBUTION

        Certificates may be offered in any of three ways:

  through underwriters or dealers;

  directly to one or more purchasers; or

  through agents.

The applicable prospectus supplement will set forth the terms of the offering of any series of certificates, which may include the names of any underwriters or initial purchasers, the purchase price of the certificates and the proceeds to SOC from the sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the certificates may be listed, any restrictions on the sale and delivery of certificates in bearer form and the place and time of delivery of the certificates to be offered by the applicable prospectus supplement.

        If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters or underwriters in the United States may include an affiliate of SOC. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Certificates may also be sold through agents designated by SOC from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by SOC to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

        If so indicated in the applicable prospectus supplement, SOC will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase certificates at the public offering price described in such prospectus supplement as required by delayed delivery contracts providing for payment and delivery on a future date specified in such prospectus supplement. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement and such prospectus supplement will set forth the commissions payable for solicitation of such contracts.

        Any underwriters, dealers or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with SOC to indemnification by SOC against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, SOC or its affiliates in the ordinary course of business.

        The underwriters involved in the offering of any series of certificates may include J.P. Morgan Securities Inc., an affiliate of SOC, and may include other affiliates of SOC, J.P. Morgan Securities Inc. or other affiliates may be involved in any series as an underwriter or an agent.

        This prospectus, together with the accompanying prospectus supplement, may be used by J.P. Morgan Securities Inc. or another affiliate of SOC, in connection with offers and sales of an indeterminate amount of the certificates in market-making transactions. In these market-making transactions, J.P. Morgan Securities Inc. or another affiliate of the bank may act as a principal or an agent and the sales will be at negotiated prices related to prevailing market prices at the time of the sale.

LEGAL OPINIONS

        Certain legal matters with respect to the certificates will be passed upon by Orrick, Herrington & Sutcliffe LLP, New York, New York, or other counsel identified in the applicable prospectus supplement.

INDEX OF TERMS

Asset-Backed Agreements
Asset-Backed Securities
Base Rate
Business Day
Calculation Agent
Call on Certificates
Call on Underlying Securities
Call Right
CD Rate Certificate
certificate account
Clearstream
Code
Commercial Paper Rate Certificate
Concentrated Underlying Security
Corporate Securities
credit support instruments
Cut-off Date
definitive certificate
Depositary
Deposited Assets
Determination Date
Distribution Date
Domestic Corporate Securities
Domestic Government Securities
Dual Currency Certificates
Euroclear
Exchangeable Series
Federal Funds Rate Certificate
Fixed Pass-Through Rate
Fixed Rate Certificates
Floating Rate Certificates
Foreign Currency Certificates
Foreign Government Securities
Foreign Private Securities
Government Securities
GSEs
GTC Notes
GTCs
Indexed Certificates
Indexed Commodity
Indexed Currency	19 18 12 12 13 16 16 16 13 26 32 33 13 22 18 27 27 16 16 2, 24 11 2 18 18 15 32 15 13 2 12 12 14 18 18 18 18 21 18 14 14 14	Indexed Principal Amount
Initial Pass-Through Rate
Interest Reset Date
Interest Reset Period
IRS
LIBOR Certificate
Maximum Pass-Through Rate
Minimum Pass-Through Rate
Multilateral Bank Issuer
Notional Amount
participants
Pass-Through Rate
Private Sector Securities
Realized Losses
Reference Security
Senior Underlying Securities
SOC
Special Tax Counsel
Specified Currency
Spread
Spread Multiplier
Stated Amount
Stock Index
Strip Certificates
Stripped Interest
sub-administrative agent
Subordinated Underlying Securities
Treasury Rate Certificate
Trust Preferred Securities
U.S. dollars
U.S. Person
U.S.$
UCC
Underlying Securities
Underlying Securities Currency
Underlying Securities Interest Accrual Periods
Underlying Securities Payment Dates
Underlying Securities Rate
United States
Variable Pass-Through Rate	14 12 13 13 32 13 13 13 21 12 16 2 18 14 15 22 7, 8 32 3 12 12 14 14 3 12 27 22 13 18 3 32 3 20 2, 17 24 23 23 23 32 2

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

$[ ]
TABLE OF CONTENTS Prospectus Supplement	Select Notes TrustSM

Summary
Risk Factors
Formation of the Trust
Use of Proceeds
The Underlying Issuers
Description of the Trust Assets
Description of the Certificates
Description of the Advancing Agreement
Description of the Advancing Party
Description of the Trust Agreement
Certain Federal Income Tax Considerations
Certain ERISA Considerations
Underwriting
Ratings
Legal Opinions
Index of Terms for Prospectus Supplement

Prospectus

Important Notice About Information Presented in
   this Prospectus and the Accompanying
   Prospectus Supplement
Table of Contents
Risk Factors
Where You Can Find More Information
Incorporation of Certain Documents by Reference
Reports to Certificateholders
Structured Obligations Corporation
Use of Proceeds
Formation of the Trusts
Maturity and Yield Considerations
Description of the Certificates
Description of Deposited Assets and Credit Support
Description of the Trust Agreement
Limitations on Issuance of Bearer Certificates
Federal Income Tax Consequences
Plan of Distribution
Legal Opinions
Index of Terms

Page S-1 S-7 S-9 S-9 S-9 S-10 S-11 S-17 S-18 S-19 S-20 S-23 S-25 S-25 S-26 S-27 2 4 5 7 8 8 8 8 8 9 10 17 26 32 32 35 36 37	Long Term Certificates Series 2003-2 [ ]% Initial Pass-Through Rate Select Notes Trust LT 2003-2 Issuer Edward D. Jones & Co., L.P.